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Exhibit 4.1

EXECUTION COPY

AGREEMENT

DATED 4th February, 2004

£30,000,000

REVOLVING CREDIT FACILITY

FOR

SPIRENT plc

ARRANGED BY

COMMERZBANK AG
HSBC BANK plc
LLOYDS TSB BANK plc
THE ROYAL BANK OF SCOTLAND plc

ALLEN & OVERY
London

        THIS AGREEMENT is made on 4th February, 2004 between:

(1)
SPIRENT plc (Registered No. 470893) (the Company);

(2)
COMMERZBANK AG, HSBC BANK plc, LLOYDS TSB BANK plc and THE ROYAL BANK OF SCOTLAND plc as arrangers (in this capacity the Arrangers);

(3)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as banks (the Banks); and

(4)
HSBC BANK plc as agent (in this capacity the Agent).

        IT IS AGREED as follows:

1.     INTERPRETATION

1.1   Definitions

        In this Agreement:

        Accounting Period means:

  (a)
  in respect of the Group, any period of 12 months ending on the last day of a financial year, financial half-year or financial quarter of the Group; or

  (b)
  for the purposes of Clause 19.17 (Material Subsidiaries), in respect of the Company or any Material Subsidiary, any period of 12 months ending on the last day of a financial year or financial half-year of the Company or that Material Subsidiary (as applicable).

        Accounts means, at any time:

  (a)
  in respect of any Accounting Period of the Group, the consolidated balance sheet and profit and loss account of the Group provided to the Agent under Clause 19.2(a) (Financial information) in respect of that Accounting Period; or

  (b)
  for the purposes of Clause 19.17 (Material Subsidiaries), in respect of any Accounting Period of the Company or any Material Subsidiary the balance sheet and profit and loss account of the Company or that Material Subsidiary (as applicable) in respect of that Accounting Period.

        Additional Borrower means a member of the Group which becomes a Borrower in accordance with Clause 28.5 (Additional Borrowers).

        Additional Guarantor means a member of the Group which becomes a Guarantor in accordance with Clause 28.6 (Additional Guarantors).

        Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

        Agent's Spot Rate of Exchange means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

        Anti-Terrorism Law means each of:

  (a)
  Executive Order No. 13224 of September 23, 2001—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism;

  (b)
  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

  (c)
  the Money Laundering Control Act of 1986, Public Law 99-570; and

  (d)
  any similar law relating to terrorism or money laundering enacted in the United States of America subsequent to the date of this Agreement.

        Auditor means Ernst & Young LLP or any other auditor appointed by the Company.

        Availability Period means, subject to Clause 2.4 (Extension of Final Maturity Date), the period from and including the date of this Agreement to and including the date falling 364 days from the date of this Agreement.

        Balance Sheet means, at any time, the latest published consolidated balance sheet of the Group.

        Borrower means, subject to Clause 28.7 (Removal of Obligors), the Company or an Additional Borrower.

        Borrower Accession Agreement means a letter substantially in the form of Part 2 of Schedule 5 with such amendments as the Agent and the Company may agree.

        Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

  (a)
  in relation to a payment in an Optional Currency other than euros, the principal financial centre of the country of that Optional Currency; or

  (b)
  in relation to a payment in euros, a TARGET Business Day.

        Cash and Cash Equivalents means, at any time:

  (a)
  cash on deposit in any Permitted Bank;

  (b)
  any investment in:

  (i)
  marketable obligations issued or guaranteed by the U.S. or the U.K. or by an instrumentality or agency of the U.S. or the U.K. having an equivalent credit rating;

  (ii)
  certificates of deposit, maturing within one year after acquisition thereof, issued by a Permitted Bank;

  (iii)
  bankers' acceptances and eligible bills accepted by Permitted Banks, maturing within one year after acquisition thereof; and

  (iv)
  open market commercial paper or other unsubordinated indebtedness:

  (A)
  for which a recognised trading market exists on any Business Day;

  (B)
  issued in the U.S., the U.K. or the Eurodollar market;

  (C)
  which matures within one year after acquisition thereof; and

  (D)
  which has a credit rating of either A-1 by Standard & Poor's or IBCA or P-1 by Moody's or any future equivalent of any such credit rating, or, if no rating is available with respect to such commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating; or

  (c)
  any other instrument, security or investment approved by the Majority Banks,

in each case, to which any member of the Group is beneficially entitled at that time.

        Code means the United States Internal Revenue Code of 1986 as amended from time to time.

        Commitment means:

  (a)
  in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set opposite its name in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties); and

  (b)
  in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties),

to the extent not cancelled, transferred or reduced under this Agreement.

        Compliance Certificate means a certificate substantially in the form of Schedule 8.

        Consolidated EBIT means, in relation to any Accounting Period of the Group, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts of the Group for that Accounting Period and:

  (a)
  before deducting, charging or providing for:

  (i)
  Consolidated Net Interest Expense; and

  (ii)
  any taxation as shown in the profit and loss section of those Accounts for that Accounting Period; and

  (b)
  before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

        Consolidated EBITA means, in relation to any Accounting Period of the Group, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts of the Group for that Accounting Period and:

  (a)
  before deducting, charging or providing for:

  (i)
  Consolidated Net Interest Expense;

  (ii)
  any taxation as shown in the profit and loss section of those Accounts for that Accounting Period;

  (iii)
  amortisation charged during that Accounting Period; and

  (b)
  before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

        Consolidated EBITDA means, in relation to any Accounting Period, the consolidated operating profit of the Group for that Accounting Period calculated by reference to the Accounts for that Accounting Period and:

  (a)
  before deducting, charging or providing for:

  (i)
  Consolidated Net Interest Expense;

  (ii)
  any taxation as shown in the profit and loss section of those Accounts for that Accounting Period;

  (iii)
  depreciation in respect of that Accounting Period; and

  (iv)
  amortisation charged during that Accounting Period; and

  (b)
  before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of the Accounts of the Group for that Accounting Period.

        Consolidated Interest Expense means, in relation to any Accounting Period, all interest, acceptance commission and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group (other than interest paid or payable to another member of the Group) during that Accounting Period.

        Consolidated Interest Receivable means, in relation to any Accounting Period, all interest received or receivable by any member of the Group (other than interest received or receivable from another member of the Group) during that Accounting Period.

        Consolidated Net Debt means, at any time and without double counting, Total Consolidated Debt less Cash and Cash Equivalents at that time.

        Consolidated Net Interest Expense means, in relation to any Accounting Period, Consolidated Interest Expense for that period less Consolidated Interest Receivable for that period.

        Consolidated Net Worth means, at any date, the sum for the Company and its Subsidiaries (without duplication) of:

  (a)
  that amount paid up or credited as being paid upon the called-up share capital, plus (or minus in the case of a negative amount);

  (b)
  that amount credited to the share premium account, plus (or minus in the case of a negative amount);

  (c)
  that amount credited to the capital redemption reserve, plus (or minus in the case of a negative amount);

  (d)
  that amount then credited to the profit and loss account (excluding any amounts attributable to any dividend or other distribution at the time declared, recommended or made by the Company); plus

  (e)
  any amount credited as, or constituting, other non-distributable reserves (other than, for the avoidance of doubt, the revaluation reserve),

all as determined by reference to the then most recent audited, interim or quarterly, as the case may be, consolidated balance sheet of the Company and its Subsidiaries required to be provided under Clause 19.2(a) (Financial Information) provided that:

  (i)
  any write-off or write downs associated with any goodwill or impairment charges and amortisation of goodwill will not be added back; and

  (ii)
  there shall be no increase or decrease in reserves attributable to translating non-Sterling balances at exchange rates different to those used in the financial statements for the financial year ended 31st December, 2002.

        Consolidated Total Assets means, at any time, the consolidated fixed assets and consolidated current assets of the Group as shown in its Balance Sheet excluding, for the avoidance of doubt, goodwill and investments in joint ventures.

        Dangerous Substances means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour), the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives a risk of causing harm to man or any other living organism or damaging in any material respect the environment or public health or welfare, including, but not limited to, any controlled, special, hazardous, toxic, radioactive or dangerous waste.

        Default means an Event of Default or a Potential Event of Default.

        Designated Debt Subsidiaries means:

  (a)
  Hellerman Tyton (Pty) Limited (provided that at least 90 per cent. of all of its Voting Shares, other equity interest and voting interests are at all times owned directly or indirectly by the Company (except directors' qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation));

  (b)
  Hellerman Tyton Pte Limited (provided that at least 75 per cent. of all of its Voting Shares, other equity interests and voting interests are at all time owned directly or indirectly by the Company (except directors' qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)); or

  (c)
  Hellerman Tyton (Wuxi) Electrical Accessories Co. Ltd (provided that at least 75 per cent. of all of its Voting Shares, other equity interests and voting interests are at all times owned directly or indirectly by the Company (except directors' qualifying shares and shares or other equity interests owned by directors or employers to the extent such ownership is required to comply with applicable local law or regulation)).

        Drawdown Date means the date of the making of a Loan.

        EBIT means, in relation to any Accounting Period for the Company or any Material Subsidiary, the operating profit of the Company or that Material Subsidiary (as applicable) for that Accounting Period calculated by reference to the Accounts of the Company or that Material Subsidiary (as applicable) for that Accounting Period and:

  (a)
  before deducting, charging or providing for:

  (i)
  all interest, acceptance commission and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Company or that Material Subsidiary (as applicable) during that Accounting Period less all interest received or receivable by the Company or that Material Subsidiary (as applicable) during that Accounting Period; and

  (ii)
  any taxation as shown in the profit and loss section of those Accounts for that Accounting Period; and

  (b)
  before taking into account any exceptional items (including, without limitation, profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring and profits or losses on the disposal of fixed assets) as shown in the profit and loss section of those Accounts for that Accounting Period.

        Environmental Claim means any claim by any person:

  (a)
  in respect of losses or liabilities suffered or incurred by that person as a result of or in connection with the violation of any Environmental Law; or

  (b)
  giving rise to any remedy or penalty that may be enforced or assessed by private or public legal action as a result of environmental contamination or any application for any interim or financial, judicial or administrative decree, injunction, cease and desist order, abatement order, compliance order, consent order, clean-up order, or enforcement notice, stop notice, improvement notice, prohibition notice or revocation order in respect of that environmental contamination; or

  (c)
  in respect of any other remedial action or action to comply that the relevant person is obliged to take pursuant to any Environmental Law in respect of any environmental contamination.

        Environmental Law means any common or statutory law or regulation concerning the protection of human health, any living organism, the workplace or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

        ERISA means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of Section 414 of the Code.

        euro or € means the single currency of the Participating Member States.

        Event of Default means an event specified as such in Clause 20.1 (Events of Default).

        Executive Order means the Executive Order No. 13224 of September 23, 2001—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

        Existing Facility means the syndicated credit facility dated 14th June, 1999 between (among others) the Company, Deutsche Bank AG and HSBC Bank plc, as amended by supplemental agreements dated 15th July, 1999, 15th November, 2000, 6th March, 2002 and 11th March, 2003.

        Facility means a credit facility made available under this Agreement.

        Facility Office means the office(s) notified by a Bank to the Agent:

  (a)
  on or before the date it becomes a Bank; or

  (b)
  by not less than 5 Business Days' notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

        Fee Letter means any letter entered into by reference to this Agreement between the Agent and the Company setting out the amount of certain fees referred to in this Agreement.

        Final Maturity Date means:

  (a)
  for a Revolving Credit Loan, subject to Clause 2.4 (Extension of Final Maturity Date), the date which is 364 days from the date of this Agreement; and

  (b)
  for a Term Loan, the date which is six months from the date of exercise of the term-out option in accordance with Clause 2.5 (Term-out Option).

        Finance Document means:

  (a)
  this Agreement;

  (b)
  a Novation Certificate;

  (c)
  a Fee Letter;

  (d)
  a Borrower Accession Agreement;

  (e)
  a Guarantor Accession Agreement; or

  (f)
  any other document designated as such by the Agent and the Company.

        Finance Party means an Arranger, a Bank or the Agent.

        Financial Indebtedness means any indebtedness (without double counting) in respect of:

  (a)
  moneys borrowed;

  (b)
  any debenture, bond, note, loan stock or other similar security;

  (c)
  any acceptance credit;

  (d)
  receivables sold or discounted (to the extent of recourse);

  (e)
  the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset and, for the purposes of Clause 19.8 (Preferred Indebtedness), to the extent that it is required by generally accepted U.K. accounting principles to be shown as a borrowing in the Accounts of the relevant company;

  (f)
  any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased and required to be accounted for as a finance lease under SSAP 21 or FRS 5;

  (g)
  any currency swap or interest swap, cap or collar arrangement or any other derivative instrument the amount of which will be calculated on a mark to market basis;

  (h)
  any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

  (i)
  any guarantee, indemnity, counter indemnity or similar assurance against financial loss of any person given for a type of indebtedness referred to in paragraphs (a) to (h) above.

        FRS means a financial reporting standard issued by the Accounting Standards Board.

        Group means the Company and its Subsidiaries.

        Group Finance Director means Eric Hutchinson or any other person that becomes group finance director of the Company.

        Guarantor means, subject to Clause 28.7 (Removal of Obligors), the Company, the Initial Guarantors or an Additional Guarantor.

        Guarantor Accession Agreement means a letter substantially in the form of Part 3 of Schedule 5 with such amendments as the Agent and the Company may agree.

        Hedging Arrangement means any derivative hedging transaction entered into by a member of the Group on standard (or more favourable than standard) terms and conditions in order to mitigate interest rate or currency exchange risks.

        Holding Company has the meaning given to it in Section 736 of the Companies Act 1985.

        IBCA means The Fitch IBCA Group.

        Information Package means the package prepared by the Company and delivered to potential Banks in connection with the syndication of the Facility.

        Initial Guarantor means each company listed in Part 2 of Schedule 9.

        Interest Period means each period determined in accordance with Clause 8 (Interest Periods).

        LIBOR means for an Interest Period of any Loan or overdue amount:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for the relevant currency or Interest Period of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Interest Period.

        Loan means, subject to Clauses 8 (Interest Periods) and 10 (Optional Currencies), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

        Majority Banks means, at any time:

  (a)
  if any Loan is outstanding, Banks with an aggregate outstanding Original Sterling Amount of participations in Loans at that time of more than 66 2/3 per cent. of the aggregate Original Sterling Amount of all Loans then outstanding; or

  (b)
  if no Loan is outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

        Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Agent under Schedule 3.

        Margin means, subject to Clause 9.5 (Adjustment of the Margin), 1.75 per cent. per annum.

        Margin Certificate means a certificate substantially in the form of Schedule 7.

        Material Adverse Effect means a material adverse effect:

  (a)
  on the business or financial condition of the Group as a whole; or

  (b)
  on the ability of the Company to perform:

  (i)
  any of its payment obligations under the Finance Documents; or

  (ii)
  any of its obligations under Clause 19.10 (Financial covenants).

        Material Subsidiary means:

  (a)
  before any Compliance Certificate is delivered under Clause 19.2(a)(v) (Financial information), each Subsidiary of the Company listed in Part 1 of Schedule 9; or

  (b)
  each Subsidiary of the Company listed in the Compliance Certificate most recently provided to the Agent under Clause 19.2(a)(v) (Financial information); or

  (c)
  each Subsidiary of the Company listed in Part 2 of Schedule 9,

so long as it is a Subsidiary of the Company.

        Moody's means Moody's Investors Service, Limited.

        Multiemployer Plan means a "multiemployer plan" within the meaning of section 3(37) or 4001(a)(3) of ERISA.

        Network Products Division means the Company's division comprised of Hellerman Tyton ("HT"), divisions of Spirent plc (divisions: HT Broadband, HT Plymouth, HT Ireland, HT BHD, HT Manchester and the assets and business of Staeng Limited), Staeng Limited, HT Data Limited, Spirent Australia Pty Limited, HellermanTyton GmbH, HellermanTyton S.A., HellermanTyton Pty Limited, HellermanTyton AB, HellermanTyton Limitada, HellermanTyton Srl, Spirent BV's interest in HellermanTyton Pte Limited (75 per cent.), Spirent BV's interest in Tyton Corporation of Japan (49 per cent.), Spirent International Inc's interest in HellermanTyton Corporation (97 per cent.) and all Subsidiaries of such companies.

        Non Wholly-Owned Subsidiary means each of HellermannTyton (Pty) Limited, HellermannTyton Corporation, HellermannTyton Canada Incorporated, HellermannTyton Pte Limited and Optical Networks Testing Inc.

        Novation Certificate has the meaning given to it in Clause 28.3 (Procedure for novations).

        Note means any of the:

  (a)
  the amended and restated series A senior notes due 23rd November, 2006;

  (b)
  the amended and restated series B senior notes due 23rd November, 2009;

  (c)
  the amended and restated series C senior notes due 23rd November, 2009; or

  (d)
  the amended and restated series D senior notes due 23rd November, 2009,

        each issued pursuant to the Noteholders Agreement.

        Noteholder means any person who holds a Note.

        Noteholders Agreement means the note purchase agreements dated 23rd November, 1999 between the Company and the Noteholders in respect of the Notes (as amended from time to time).

        Obligor means a Borrower or a Guarantor.

        Optional Currency means:

  (a)
  U.S. Dollars; and

  (b)
  any other currency (other than Sterling) which is for the time being freely transferable and convertible into Sterling and deposits of which are readily available in the London interbank market.

        Original Sterling Amount means:

  (a)
  the principal amount of a Loan denominated in Sterling; or

  (b)
  the principal amount of a Loan denominated in an Optional Currency translated into Sterling on the basis of the Agent's Spot Rate of Exchange 3 Business Days before its Drawdown Date.

        Participating Member State means a member state of the European Communities that adopts the euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

        Party means a party to this Agreement.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any of its functions under ERISA.

        Pension Plan means an employee benefit pension plan or pension plan as defined in Section 3(2) of ERISA:

  (a)
  maintained by any Obligor or any ERISA Affiliate; or

  (b)
  to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

        Permitted Bank means:

  (a)
  any commercial bank or trust company having, in respect of its long-term debt obligations, a rating of A or higher by Standard & Poor's or IBCA or A-2 or higher by Moody's or a comparable rating from a nationally recognised (in England) credit rating agency; or

  (b)
  the Agent.

        Permitted Reorganisation means:

  (a)
  any amalgamation, demerger, merger, reconstruction or other reorganisation on a solvent basis of a member of the Group (other than an Obligor) where all of the business and assets of that member remain within the Group; or

  (b)
  any amalgamation, demerger, merger, reconstruction, dissolution or other reorganisation on a solvent basis of an Obligor provided that all the business and assets of that Obligor are transferred to or assumed by one or more other Obligors; or

  (c)
  any other reorganisation of one or more members of the Group approved by the Majority Banks,

provided that, in the case of paragraphs (a) and (b) above, the Company shall have at least the same degree of control (as defined in the City Code on Takeovers and Mergers) in respect of any relevant Subsidiary acquiring any business or assets as it had in respect of the Subsidiary transferring those businesses or assets.

        Potential Event of Default means an event or circumstance which, with the giving of notice and/or lapse of time and/or fulfilment of any other applicable condition, as provided in Clause 20.1 (Events of Default), would constitute an Event of Default.

        Preferred Indebtedness means the principal amount of Financial Indebtedness (or in the case of any derivative transaction, the mark to market value of that derivative transaction) of:

  (a)
  all members of the Group which are secured by Security Interests other than Security Interests listed in Schedule 8 except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule; and

  (b)
  all Total Subsidiary Debt.

        Preferred Shares means any class of share capital of an entity that is preferred over any other class of capital shares of such entity as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such entity.

        Qualifying Bank means:

  (a)
  in respect of the UK:

  (i)
  a U.K. Bank;

  (ii)
  a U.K. Treaty Bank; or

  (b)
  in respect of the U.S., a U.S. Bank or a U.S. Treaty Bank.

        Rate Fixing Day means:

  (a)
  the first day of an Interest Period for a Loan denominated in Sterling;

  (b)
  the second TARGET Business Day before the first day of an Interest Period for a Loan denominated in euros; or

  (c)
  the second Business Day before the first day of an Interest Period for a Loan denominated in any currency other than Sterling or euros,

or such other day as is generally treated as the rate fixing day by market practice in the London interbank market for the currency concerned, as notified by the Agent to the other Parties by not less than five Business Days' notice.

        Reference Banks means, subject to Clause 28.8 (Reference Banks), HSBC Bank plc, Lloyds TSB Bank plc and any other bank or financial institution appointed as such by the Agent in consultation with the Company under this Agreement.

        Regulation D means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

        Regulation D Costs means, in relation to its participation in a Loan made to a U.S. Borrower (or deposits maintained by a Bank to fund that participation), the amount (if any) certified by a Bank to be the cost to it of complying with Regulation D (or any similar reserve requirements) in respect of its participation or those deposits.

        Reporting Accountant means PricewaterhouseCoopers or any other accountant appointed by the Agent.

        Request means a request made by a Borrower to utilise the Facility, substantially in the form of Part I of Schedule 4.

        Restricted Party means any person listed:

  (a)
  in the Annex to the Executive Order;

  (b)
  on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

  (c)
  in any successor list to either of the foregoing.

        Revolving Credit Loan means a Loan borrowed under the Facility before the term-out option in Clause 2.5 (Term-out Option) has been exercised.

        Rollover Loan means a Revolving Credit Loan:

  (a)
  which is being made solely to refinance an outstanding Revolving Credit Loan;

  (b)
  whose Original Sterling Amount is equal to or less than that outstanding Revolving Credit Loan; and

  (c)
  whose Drawdown Date coincides with the last day of the Interest Period for that outstanding Revolving Credit Loan.

        Screen Rate means the British Bankers Association Interest Settlement Rate (if any) for the relevant currency and Interest Period displayed on the appropriate page of the Reuters screen selected by the Agent. If the relevant page is replaced or the service ceases to be available, the Agent (after consultation with the Company and the Banks) may specify another page or service displaying the appropriate rate.

        Security Interest means any mortgage, charge, assignment, pledge, lien, hypothecation or security interest or any other agreement having the effect of conferring security but, for the avoidance of doubt, excluding any finance lease.

        Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 4 given in accordance with Clause 8 (Interest Periods).

        SSAP means a standard of accounting practice issued by the Accounting Standards Committee.

        Standard & Poor's means Standard & Poor's Rating Services, a division of McGraw Hill Companies Inc.

        Sterling or £ means the lawful currency for the time being of the U.K.

        Subsidiary means:

  (a)
  a subsidiary within the meaning of section 736 of the Companies Act 1985; and

  (b)
  in relation to the financial statements or any financial covenants in respect of the Group, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

        Systems-Drives Division means the business and assets of PG Drives Technology Limited owned by each of PG International plc, PG Drives Technology Limited and PG Drives Technology Inc.

        TARGET Business Day means a day on which the Trans-European Real-Time Gross Settlement (TARGET) System is open.

        Taxes includes all present and future income and other taxes, levies, imposts, deductions and charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; Taxation and Tax shall be construed accordingly.

        Term Loan means a Loan borrowed under the Facility after the term-out option in Clause 2.5 (Term out Option) has been exercised.

        Total Assets means, at any time in respect of the Company or any Material Subsidiary, the fixed assets and current assets of the Company or that Material Subsidiary (as applicable) as shown in the then latest balance sheet of the Company or that Material Subsidiary (as applicable) excluding, for the avoidance of doubt, goodwill.

        Total Commitments means, at any time, the aggregate of the Commitments being £30,000,000 at the date of this Agreement.

        Total Consolidated Debt means at any time the aggregate (without double counting) of the following:

  (a)
  the outstanding principal amount of any moneys borrowed by any member of the Group and any outstanding overdraft debit balance of any member of the Group (but subject to set-off in accordance with generally accepted U.K. accounting principles);

  (b)
  the outstanding principal amount of any debenture, bond, note, loan stock or other similar security of any member of the Group;

  (c)
  the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution in favour of any member of the Group;

  (d)
  any amount raised pursuant to any issue of shares which are or may be expressed to be redeemable at the insistence of the holder at any time prior to the date on which all amounts due and owing by the Obligors or any of them to any of the Finance Parties hereunder, whether present or future, actual or contingent, have been irrevocably and unconditionally discharged in full;

  (e)
  the outstanding principal amount of all moneys owing by a member of the Group in connection with the sale or discounting of receivables (to the extent of recourse to that member of the Group);

  (f)
  the outstanding principal amount of any indebtedness of any member of the Group arising from any advance or deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset to the extent that is required by generally accepted U.K. accounting principles to be shown as a borrowing in the Accounts;

  (g)
  the capitalised element of indebtedness of any member of the Group in respect of a lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased and required to be accounted for under SSAP 21 or FRS 5;

  (h)
  any fixed or minimum premium on the repayment or redemption at maturity of any instrument referred to in paragraph (b) above which is or may be expressed to be payable at any time prior to the date on which all amounts due and owing by the Obligors or any of them to any of the Finance Parties hereunder, whether present or future, actual or contingent, have been irrevocably and unconditionally discharged in full; and

  (i)
  the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a)–(h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by any member of the Group.

        Total Subsidiary Debt means, at any time without duplication, the aggregate amount of:

  (a)
  the aggregate Financial Indebtedness of each Subsidiary (whether or not a Subsidiary is a Guarantor) outstanding at such time; plus

  (b)
  all claims in respect of the redemption of, and accumulated, unpaid dividends on, all Preferred Shares (and all securities convertible into, exchangeable for, or representing the right to purchase, Preferred Shares) of each Subsidiary whether or not a Subsidiary is a Guarantor and whether or not any right of redemption or conversion is exercisable by the holder thereof at any time, but excluding from such calculation:

  (i)
  any Financial Indebtedness of any Subsidiary owing to the Company, any Guarantor or any Wholly-Owned Subsidiary;

  (ii)
  all such Financial Indebtedness of any Subsidiary owing to any Designated Debt Subsidiary which is not a Guarantor or a Wholly-Owned Subsidiary provided that the amount of such Financial Indebtedness under this sub-paragraph (ii) shall not exceed £2,500,000 in aggregate and shall have been incurred solely for cash management purposes in the ordinary course of business and consistent with past practices;

  (iii)
  all Preferred Shares and other securities which are legal and beneficially owned by any of the Company, any Guarantor or any Wholly-Owned Subsidiary;

  (iv)
  Financial Indebtedness of any person which becomes a Subsidiary after the date of this Agreement for a period of up to 180 days after the date such person becomes a Subsidiary (other than Financial Indebtedness incurred or contractually bound to be incurred solely in contemplation of such person becoming a Subsidiary), provided that:

  (A)
  the Subsidiary executes a Guarantor Accession Agreement within ten Business Days of the date that the Subsidiary becomes a Subsidiary; and

    (B)
    the Subsidiary shall not enter into any other guarantee or similar obligation in favour of any other person prior to it having executed a Guarantor Accession Agreement;

  (v)
  all Financial Indebtedness of the Subsidiaries outstanding on 31st December, 2002 and identified in Schedule 8 (including any extensions, renewals and refinancing of such Financial Indebtedness) to the extent that the principal amount of such Financial Indebtedness is not increased;

  (vi)
  all Financial Indebtedness owing under the Finance Documents; and

  (vii)
  the guarantee given by a Guarantor under or in connection with the Noteholders Agreement.

        U.K. means the United Kingdom.

        U.K. Bank means a Bank which is:

  (a)
  within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Taxes Act (as currently defined in section 840A of the Taxes Act) at the time the Loan was made; or

  (b)
  a U.K. Non-Bank Lender.

        U.K. Non-Bank Lender means:

  (a)
  a company resident in the U.K. for U.K. tax purposes;

  (b)
  a partnership, each member of which is a company resident in the U.K. for U.K. tax purposes or a company not resident in the U.K. for U.K. tax purposes but which carries on a trade in the U.K. through a branch or agency and brings into account in computing its chargeable profits (for the purpose of section 11(2) of the Taxes Act) the whole of any share of interest payable to it under this Agreement which falls to it by reason of sections 114 and 115 of the Taxes Act; or

  (c)
  a company not resident in the U.K. for U.K. tax purposes which carries on a trade in the U.K. through a branch or agency and brings into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Taxes Act, which is beneficially entitled to payments made to it under this Agreement and which has provided to the Company and not retracted confirmation of the above in accordance with this Agreement.

        U.K. Treaty Bank means any person to whom payments of interest and fees on the Loans may be made free from U.K. withholding tax or deduction for or on account of tax by virtue of a double tax treaty entered into between the U.K. and the jurisdiction in which that person is resident.

        U.S. means the United States of America.

        U.S. Bank means a bank or financial institution incorporated or organised under the laws of the U.S. or any state of the U.S. (including the District of Columbia) or any branch or office located in the U.S. through which any Bank is participating in any Loan and with respect to which interest and fees under this Agreement are treated as effectively connected income.

        U.S. Borrower means a Borrower which is incorporated in the U.S.

        U.S. Dollars or U.S.$ means the lawful currency for the time being of the U.S.

        U.S. Material Subsidiary means a Material Subsidiary which is incorporated in the U.S.

        U.S. Obligor means an Obligor incorporated or organised under the laws of the U.S. or any state of the U.S. (including the District of Columbia).

        U.S. Person has the meaning given to United States person in section 7701(a)(30) of the Code.

        U.S. Treaty Bank means a Bank which is entitled to the benefit of a double taxation treaty between the U.S. and the jurisdiction in which that Bank is resident under which payments of interest and fees under this Agreement may be made free of U.S. withholding tax to that Bank.

        Voting Shares means the capital shares of any class or classes of an entity having power under ordinary circumstances to vote for the election of members of the board of directors or similar governing body of such entity, or persons performing similar functions (irrespective of whether or not at the time shares of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

        Wholly-Owned Subsidiary means, at any time, any Subsidiary 100 per cent. of all of the Voting Shares, other equity interests and voting interests of which are owned directly or indirectly by the Company (except directors' qualifying shares and shares or other equity interests owned by directors or employees to the extent such ownership is required to comply with applicable local law or regulation).

1.2   Construction

  (a)
  In this Agreement, unless the contrary intention appears, a reference to:

  (i)
  an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

      assets includes present and future properties, revenues and rights of every description;

      an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

      a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (A)
      if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

      (B)
      if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

      (C)
      notwithstanding sub-paragraph (A) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

      a person includes any person, company, partnership, association, government, state, agency or other entity or any of its successors and assigns;

      a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which the person to whom it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (ii)
    a provision of law is a reference to that provision as amended or re-enacted;

    (iii)
    a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

    (iv)
    a person includes its successors, transferees and assigns;

    (v)
    a Finance Document or another document is a reference to that Finance Document or other document as amended; and

    (vi)
    a time of day is a reference to London time.

  (b)
  Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

  (c)
  Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contract (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise or any liability) or termination of that Finance Document.

  (d)
  The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.     THE FACILITY

2.1   Facility

  (a)
  Subject to the terms of this Agreement, the Banks agree to make available to the Borrowers a committed multicurrency revolving credit facility with a term-out option under which the Banks agree to make Loans to the Borrowers up to an aggregate outstanding Original Sterling Amount not exceeding the Total Commitments.

  (b)
  No Bank is obliged to lend if it would cause the Original Sterling Amount of the aggregate of its participations in the Loans to exceed its Commitment.

2.2   Nature of a Finance Party's rights and obligations

  (a)
  The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

  (b)
  The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3   Number of Loans and currencies

        Unless otherwise agreed by the Agent, no more than 25 Loans may be outstanding at any time and Loans may not be denominated in more than eight currencies at any time.

2.4   Extension of Final Maturity Date

  (a)
  The Company may request (Extension Request) that the Final Maturity Date and the Availability Period be extended, each for a further period of 364 days by giving notice to the Agent no more than 60 days, and not less than 30 days, before the original Final Maturity Date, which must include the fee proposed to be paid by the Company under Clause 22.4 (Extension fee).

  (b)
  Upon receipt of an Extension Request, the Agent shall promptly notify each Bank. Each such Bank shall have the right, in its absolute discretion, to accept or decline any Extension Request and any such Bank which wishes to accept the Extension Request shall so notify the Agent no later than the date falling 15 days before the original Final Maturity Date. If any Bank does not accept an Extension Request by that date it will be deemed to have refused it.

  (c)
  Subject to Clause 2.6 (Relationship between the Extension Option and the Term-out Option), on the original Final Maturity Date:

  (i)
  each Borrower shall repay the participation in the Loans of each Bank that refuses the Extension Request in full;

  (ii)
  the Commitment of each Bank that refuses the Extension Request shall be cancelled automatically; and

  (iii)
  in respect of those Banks that accept the Extension Request only (if any), the Final Maturity Date and the Availability Period shall, respectively, be extended to the date which is 364 days after the original Final Maturity Date.

  (d)
  No more than two Extension Requests may be given and any such request is (subject to Clause 2.6 (Relationship between the Extension Option and the Term-out Option) irrevocable.

2.5   Term-out Option

  (a)
  Subject to Clause 2.6 (Relationship between the Extension Option and the Term-out Option), the Company may by notice (Term-out Notice) to the Agent at any time which is no less than 10 days prior to the original Final Maturity Date opt to convert the Facility into a term loan facility. The giving of this notice constitutes the exercise of the term-out option by the Company.

  (b)
  A Term-out Notice must specify the amount of the Facility being converted to a term facility.

  (c)
  With effect from the date of the exercise of the term-out option:

  (i)
  any Loan borrowed after that date will be, except as provided below, treated as a Term Loan with a Final Maturity Date being six months from the date of the exercise of the term-out option;

  (ii)
  the first Interest Period for any such Term Loan may overrun the last day of the Availability Period for the Facility;

  (iii)
  any Revolving Credit Loan outstanding on the date of the exercise of the term-out option must be repaid on the last day of its Interest Period but may be re-borrowed, subject to the terms of this Agreement, as a Term Loan; and

  (iv)
  the unutilised amount of the Total Commitments will be automatically cancelled at close of business on the last day of the Availability Period for the Facility.

2.6   Relationship between the Extension Option and the Term-out Option

        The extension option in Clause 2.4 (Extension Option) and the term-out option in Clause 2.5 (Term-out Option) are mutually exclusive. If a Term-out Notice has been delivered, no Extension Request may be given. If a Term-out Notice is delivered after the delivery of an Extension Request but before the original Final Maturity Date, that Extension Request shall be deemed withdrawn. If the Final Maturity Date has been extended under Clause 2.4 (Extension Option), then a Term-out Notice may not be given.

2.7   Affiliates of Banks

  (a)
  Each Bank may, if it so elects, fulfil its commitment as to any Loan by designating a branch or an Affiliate to make that Loan. However:

  (i)
  the Bank shall remain solely responsible for the performance of its obligations under this Agreement;

    (ii)
    no such designation shall result in any additional costs to the Obligors (whether under this Agreement, by loss or limitation of tax deduction or relief or otherwise); and

    (iii)
    the branch or Affiliate shall:

    (A)
    be a Qualifying Bank;

    (B)
    in the case of any U.K. Bank, be situated in the U.K.;

    (C)
    in the case of any U.K. Treaty Bank, be situated outside the U.K.; and

    (D)
    comply with all form, delivery and other requirements under this Agreement.
  (b)
  A Bank may provide for an Affiliate to participate in certain Loans in the manner contemplated in paragraph (a) above by:

  (i)
  joining the relevant Affiliate in as a Bank by means of a Novation Certificate in accordance with Clause 28.2 (Transfers by Banks); and

  (ii)
  giving notice to the Agent and the Company, detailing the Loans in which that Affiliate will participate.

    In this event that Bank and its Affiliate:

      (A)
      will be treated as having a single Commitment, but, for all other purposes other than that mentioned in paragraph (c) below, will be treated as separate Banks; and

      (B)
      participate in Loans in the manner described in sub-paragraph (ii) above.

  (c)
  For the purposes of:

  (i)
  compliance with Clause 28.2 (Transfers by Banks); and

  (ii)
  voting in connection with any Finance Document,

    each Bank and its Affiliate will be regarded as a single Bank.

3.     PURPOSE

  (a)
  Each Borrower shall apply each Loan borrowed by it towards refinancing the Existing Facility and for its general corporate purposes. No Loan may be used to finance or refinance any principal repayment or make-whole repayment to a Noteholder.

  (b)
  Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.     CONDITIONS PRECEDENT

4.1   Documentary conditions precedent

        A Request may not be given until the Agent has notified the Company and the Banks that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Agent. The Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2   Further conditions precedent

        The obligations of each Bank to participate in any Loan are subject to the further conditions precedent that:

  (a)
  on both the date for the Request and the Drawdown Date for that Loan:

  (i)
  the representations and warranties in Clause 18 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

  (ii)
  no Default or (in the case of a Rollover Loan) no Event of Default is outstanding or would result from the Loan; and

  (b)
  the Loan would not cause Clause 2.1 (Facility) to be contravened.

5.     LOANS

5.1   Availability Period

        A Borrower may borrow a Loan during the Availability Period if the Agent receives, not later than 10.00 a.m. three (or, in the case of a Loan in Sterling, one) Business Day(s) before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable and, subject to the terms of this Agreement, shall oblige the Borrower to borrow the Loan.

5.2   Completion of Requests

        A Request will not be regarded as having been duly completed unless:

  (a)
  the Drawdown Date is a Business Day falling on or before the final day of the Availability Period;

  (b)
  it identifies whether the Loan is a Revolving Credit Loan or a Term Loan;

  (c)
  the amount of the Loan is:

  (i)
  if the currency is Sterling, a minimum of £3,000,000 and an integral multiple of £1,000,000; or

  (ii)
  if the currency is U.S. Dollars, a minimum of U.S.$3,000,000 and an integral multiple of U.S.$1,000,000; or

  (iii)
  if the currency is euro, a minimum of €3,000,000 and an integral multiple of €1,000,000; or

  (iv)
  if the currency is an Optional Currency other than U.S. Dollars or euro either:

  (A)
  the equivalent of a minimum of £3,000,000 and an integral multiple of 1,000,000 units of the relevant currency; or

  (B)
  such amount as the Agent and the Company may agree; or

  (v)
  the balance of the undrawn Total Commitments;

  (d)
  the amount selected under paragraph (c) above does not cause Clause 2.1 (Facility) to be contravened;

  (e)
  the currency selected complies with Clause 10 (Optional Currencies);

  (f)
  the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Final Maturity Date; and

  (g)
  the payment instructions comply with Clause 12 (Payments).

        Each Request must specify one Loan only, but the Borrowers may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

5.3   Advance of Loan

  (a)
  The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

  (b)
  Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the relevant Borrower on the relevant Drawdown Date.

  (c)
  The amount of each Bank's participation in the Loan will be the proportion of the Loan which its Commitment bears to the Total Commitments on the proposed Drawdown Date.

6.     REPAYMENT

6.1   Repayment of Revolving Credit Loans

        Each Borrower shall repay in full each Revolving Credit Loan on the last day of its Interest Period.

6.2   Repayment of Term Loans

        Each Borrower shall repay in full each Term Loan on the Final Maturity Date for that Term Loan.

6.3   Re-borrowing

        Subject to the terms of this Agreement any Revolving Credit Loan repaid under Clause 6.1 (Repayment of Revolving Credit Loans) may be re-borrowed.

7.     PREPAYMENT AND CANCELLATION

7.1   Automatic cancellation and reduction

        The Commitment of each Bank shall be automatically cancelled in full at the close of business in London on the Final Maturity Date.

7.2   Voluntary cancellation

  (a)
  The Company may, by giving not less than 7 days' prior notice to the Agent (or such shorter period as the Majority Banks may agree) cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of £5,000,000 and an integral multiple of £1,000,000).

  (b)
  Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3   Mandatory prepayment—change of control

(a)	(i)	If any person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in the City Code on Takeovers and Mergers) of the Company, the Company shall immediately notify the Agent.
	(ii)	On the date falling 5 Business Days after notice under sub-paragraph (i) above:
		(A)	the Facility shall be cancelled; and
		(B)	each Borrower shall prepay all Loans made to it together with accrued interest and all other amounts payable by it under the Finance Documents.
(b)	(i)
If any Borrower ceases to be beneficially wholly-owned by the Company, the Company shall immediately notify the Agent. For this purpose, a Borrower will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Borrower.
	(ii)	On the date falling 5 Business Days after notice under sub-paragraph (i) above the relevant Borrower shall either:
		(A)	prepay all Loans made to it together with accrued interest and all other amounts payable by it under the Finance Documents; or
		(B)	transfer its obligations under the Finance Documents to another Borrower pursuant to Clause 28.1(b) (Transfers by Obligors).
	(iii)	Any amount of a Revolving Credit Loan prepaid under sub-paragraph (ii)(A) above shall, subject to the other terms of this Agreement, remain available for re-borrowing by any other Borrower.

7.4   Voluntary prepayment

        A Borrower may, by giving not less than 7 days' prior notice to the Agent and, subject to Clause 25.2(d) (Other indemnities), prepay any Loan in whole or in part (but, if in part, in a minimum Original Sterling Amount of £5,000,000 and an integral multiple of £1,000,000.)

7.5   Additional right of prepayment and cancellation

  (a)
  If:

  (i)
  a Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes); or

  (ii)
  a Borrower is required to pay to a Bank any amount under Clause 15 (Increased Costs); or

  (iii)
  interest on a Bank's participation in a Loan is being calculated in accordance with Clause 14.3(d) (Alternative basis),

      and that Borrower has not transferred its obligations under the Finance Documents in accordance with Clause 28.1 (Transfers by Obligors) to another Borrower, then, without prejudice to the obligations of any Obligor under those Clauses, the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling 2 Business Days after the date of service of the notice and subject to Clause 25.2(d) (Other indemnities):

    (A)
    that Borrower shall prepay that Bank's participation in all the Loans made to it; and

    (B)
    if the notice given by the Company so specifies, the Commitment of that Bank shall be cancelled.

  (b)
  Any amount of a Revolving Credit Loan prepaid under paragraph (a) above shall, subject to the other terms of this Agreement, remain available for re-borrowing by any other Borrower.

7.6   Mitigation

        If, in respect of any Bank, circumstances arise which would, or would on the giving of notice, result in:

  (a)
  any additional amounts becoming payable under Clause 13 (Taxes); or

  (b)
  any amount becoming payable under Clause 15 (Increased Costs); or

  (c)
  any prepayment, early payment or cancellation under Clause 16 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the obligations of any Obligor under this Agreement and without prejudice to the terms of those Clauses, that Bank shall, in consultation with, and at the reasonable expense of, the Company through the Agent and to the extent that it can do so lawfully, take such reasonable steps as may be open to it to mitigate or remove such circumstances, including (without limitation) the transfer of its rights and obligations under this Agreement to another branch or an Affiliate or another bank or financial institution nominated by the Company, unless to do so might (in the reasonable opinion of the Bank) be prejudicial to it.

7.7   Miscellaneous provisions

  (a)
  Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

  (b)
  All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 25.2(d) (Other indemnities), without premium or penalty.

  (c)
  No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

  (d)
  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

  (e)
  Without prejudice to the right of a Borrower to re-borrow amounts of Revolving Credit Loans repaid under Clause 6.1 (Repayment of Revolving Credit Loans) in accordance with Clause 6.3 (Re-borrowing) or amounts prepaid under Clause 7.3(b)(iii) (Mandatory prepayment—change of control) or Clause 7.5(b) (Additional right of prepayment and cancellation), no amount of a Revolving Credit Loan repaid or prepaid under any other provision of this Agreement may subsequently be re-borrowed.

  (f)
  No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

8.     INTEREST PERIODS

8.1   Selection—Revolving Credit Loans

  (a)
  Each Revolving Credit Loan has one Interest Period only.

  (b)
  A Borrower may select the Interest Period for a Revolving Credit Loan in the relevant Request. Each Interest Period for a Revolving Credit Loan will commence on its Drawdown Date.

  (c)
  Subject to the following provisions of this Clause 8, each Interest Period for a Revolving Credit Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Banks.

8.2   Selection—Term Loans

  (a)
  Each Term Loan has successive Interest Periods.

  (b)
  A Borrower may select the first Interest Period for a Term Loan in the relevant Request and each subsequent Interest Period in a Selection Notice received by the Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Interest Period. Each Interest Period for a Term Loan will start on its Drawdown Date or on the expiry of its preceding Interest Period.

  (c)
  If the relevant Borrower fails to select an Interest Period for an outstanding Term Loan under paragraph (b) above, that Interest Period will, subject to the other provisions of this Clause, be three months.

  (d)
  Subject to the following provisions of this Clause, each Interest Period for a Term Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Banks.

8.3   Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4   Coincidence with repayment dates

        If an Interest Period for a Loan would otherwise overrun the Final Maturity Date it will be shortened so that it ends on the Final Maturity Date.

8.5   Other adjustments

        The Agent (after consultation with the Banks) and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

8.6   Notification

        The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.     INTEREST

9.1   Interest rate

        The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

  (a)
  Margin;

  (b)
  LIBOR; and

  (c)
  Mandatory Cost.

9.2   Due dates

        Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

9.3   Default interest

  (a)
  If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the default rate) determined by the Agent to be one per cent. per annum above, subject to sub-paragraph (b) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine having due regard to the likely date for payment of the overdue amount (each a Designated Interest Period).

  (b)
  If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:

  (i)
  the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

  (ii)
  the rate of interest on the overdue amount for that first Designated Interest Period will be one per cent. per annum above the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date.

        After the expiry of the first Designated Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (a) above.

  (c)
  The default rate will be determined by the Agent (acting reasonably) on each Business Day or the first day of, or 2 Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

  (d)
  If the Agent (acting reasonably) determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the relevant interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may reasonably select.

  (e)
  Default interest will be compounded at the end of each Designated Interest Period.

9.4   Notification of rates of interest

        The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.5   Adjustment of the Margin

  (a)
  From the date of this Agreement until the date of delivery of the Compliance Certificate for the financial period ended 31st December, 2003 in accordance with Clause 19.2(a)(v) (Financial information) (the margin adjustment testing date), the Margin for the Facility will be 1.75 per cent. per annum.

  (b)
  On and from the margin adjustment testing date the Company must supply to the Agent a Margin Certificate signed by two authorised signatories of the Company:

  (i)
  at the same time as each press release issued with the preliminary results of the Company for the financial year end of the Company;

  (ii)
  at the same time as the delivery of a Compliance Certificate in accordance with Clause 19.2(a)(v) (Financial information) in respect of the Accounting Periods ending on the financial half year of the Company and on the first and third financial quarters of the Group, for the purpose of calculating whether the Margin in respect of a Loan is to be adjusted in accordance with this Clause.

  (c)
  Subject to the following provisions, the applicable Margin for a Loan will be adjusted (upwards or downwards) to the percentage rate per annum specified in Column 2 below set opposite the range in Column 1 below into which the ratio of Consolidated Net Debt to Consolidated EBITDA, as shown in the relevant Margin Certificate, falls:

Column 1	Column 2
Ratio of Consolidated Net Debt to Consolidated EBITDA	Applicable Margin (per annum)
Greater than or equal to 1.75 to 1	2.00 per cent.
Less than 1.75 to 1 but greater than or equal to 1.25 to 1	1.75 per cent.
Less than 1.25 to 1 but greater than or equal to 1 to 1	1.50 per cent.
Less than 1 to 1	1.30 per cent.
  (d)
  The adjustment (if any) specified in paragraph (c) above will apply only in respect of any Interest Period commencing after the date the Company delivers the relevant Margin Certificate.

  (e)
  Whilst a Potential Event of Default is outstanding the Margin may be increased under paragraph (c) above but not decreased and, when no Potential Event of Default is outstanding will revert to the applicable rate calculated under paragraph (c) above.

  (f)
  For so long as:

  (i)
  the Company is in default of its obligation to provide the relevant Margin Certificate or to provide accounts under Clause 19.2(a)(i)(A), (ii), (iii) or (iv) (Financial information); or

  (ii)
  an Event of Default is outstanding;

    the Margin for any Loan made or outstanding in the period during which that default or Event of Default remains outstanding will be (if it is not already) 2.00 per cent. per annum and will subsequently revert to the applicable rate calculated under paragraph (c) above.

  (g)
  If a Margin Certificate (a Supported Certificate) when reconciled against information delivered under Clause 19.2(a)(i) (Financial information) shows that in reliance on a Margin Certificate (an Unsupported Certificate) delivered under paragraph (b)(i) above the applicable Margin of any Loan for any Interest Period has been incorrectly adjusted or determined at a level lower than required by paragraph (c) above, such Margin shall be re-adjusted or re-determined with effect from the first day of such Interest Period and if the Borrowers have, in reliance on such Unsupported Certificate, paid to the Finance Parties an amount less than the amount which the Borrowers would have paid if the Supported Certificate had been delivered to the Agent instead of the Unsupported Certificate, the Company shall, within 5 Business Days of demand, pay to the Agent for the Banks an amount equal to that difference.

10.   OPTIONAL CURRENCIES

10.1 Selection

  (a)
  A Borrower may select the currency of a Loan in the relevant Request.

  (b)
  The currency of each Loan must be Sterling or an Optional Currency.

10.2 Revocation of currency

        If, before 9.30 a.m. on any Rate Fixing Day for a Loan denominated in an Optional Currency (other than U.S. Dollars or euros), the Agent receives notice from a Bank that:

  (a)
  it is impracticable for that Bank to fund its participation in the Loan in the relevant Optional Currency during that Interest Period in the ordinary course of business in the relevant interbank market; and/or

  (b)
  the use of the proposed Optional Currency might contravene any law or regulation,

  the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. on that day. In this event:

  (i)
  the Borrower and the Banks may agree that the drawdown will not be made; or

  (ii)
  in the absence of agreement that Bank's participation in the Loan (or if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Sterling during that Interest Period.

10.3 Term Loans—continuing in Optional Currency

  (a)
  For a Term Loan which is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent must calculate the amount of the Term Loan in the Optional Currency for the second of those Interest Periods.

  (b)
  The amount of the Term Loan in the Optional Currency for the second Interest Period will be the amount determined by notionally converting into that Optional Currency the Original Sterling Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Interest Period.

  (c)
  If the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, the relevant Borrower must pay, subject to paragraph (e) below, on the last day of the first Interest Period an amount equal to the difference.

  (d)
  If the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, each Bank must pay, subject to paragraph (e) below, on the last day of the first Interest Period its Pro Rata Share of the difference.

  (e)
  If the calculation made by the Agent under paragraph (a) above shows that the amount of the Term Loan in the Optional Currency has increased or decreased by less than five per cent. since it was borrowed or (if later) the most recent adjustment under paragraph (c) or (d) above, no payment is required under paragraph (c) or (d) above.

10.4 Conditions precedent

        The obligation of each Bank under this Clause to make any payment increasing the amount of a Term Loan in an Optional Currency is subject to the condition precedent that on the date of the relevant payment under paragraph (d) of Clause 10.3 (Term Loans—continuing in Optional Currency):

  (a)
  the representations in Clause 18 (Representations and warranties) (with the exception of the representations and warranties in Clauses 18.8(d) (Accounts), 18.9 (Litigation), Clause 18.11 (Information) and Clause 18.17 (Executive Order 13224)) are correct in all material respects; and

  (b)
  no Default is outstanding or would result from that payment.

11.   AMOUNT OF OPTIONAL CURRENCIES

        If a Loan is to be drawn down in an Optional Currency, the Original Sterling Amount of each Bank's participation in that Loan will be determined by converting into Sterling the Bank's participation in that Loan on the basis of the applicable Agent's Spot Rate of Exchange 3 Business Days before its Drawdown Date. The Agent shall notify each Bank and each Borrower of the Original Sterling Amount of each Loan denominated in an Optional Currency and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

12.   PAYMENTS

12.1 Place

        All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank:

  (a)
  in the principal financial centre of the country of the relevant currency; or

  (b)
  in the case of euros, in the principal financial centre of a Participating Member State or London,

  as it may notify to that Obligor or Bank for this purpose.

12.2 Funds

        Payments under the Finance Documents to the Agent shall be made for value on the due date in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3 Distribution

  (a)
  Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank:

  (i)
  in the principal financial centre of the country of the relevant currency; or

  (ii)
  in the case of euros, in the principal financial centre of a Participating Member State or London,

  as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice or in the relevant Request.

  (b)
  If the relevant Obligor agrees, the Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  (c)
  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent (acting reasonably) to reflect its cost of funds.

12.4 Currency

  (a)
  A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

  (b)
  Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

  (c)
  Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

  (d)
  Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Sterling.

12.5 Set-off and counterclaim

        All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

12.6 Non-Business Days

  (a)
  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

  (b)
  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7 Partial payments

  (a)
  If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

  (i)
  first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

  (ii)
  secondly, in or towards payment of any commitment fee due under Clause 22.3 (Commitment fee) but unpaid;

  (iii)
  thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

  (iv)
  fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

  (v)
  fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

  (c)
  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

13.   TAXES

13.1 Gross-up

        All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Obligor is required by law to make payment subject to any Taxes. If any Tax, or amounts in respect of Tax, must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax. Notwithstanding the foregoing, no Obligor shall be required to pay additional amounts under this Clause 13.1 in respect of such Taxes to the extent they are net income taxes or branch taxes or franchise taxes imposed in lieu of net income taxes on any Finance Party.

13.2 Tax receipts

        All Taxes required by law to be deducted by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, as soon as practicable, deliver to the Agent for the relevant Bank appropriate evidence that the payment has been duly remitted to the appropriate authority.

13.3 Qualifying Banks

  (a)
  Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank in respect of the U.K., no Obligor will be liable to pay to that Bank under Clause 13.1 (Gross-up), any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank in respect of the U.K.

  (b)
  Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank in respect of the U.K. as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

  (c)
  Each Bank represents and warrants to each Obligor that it is a Qualifying Bank in respect of the U.K. on the date of this Agreement or, in the case of a Bank which becomes a Party after the date of this Agreement, on the date it becomes a Party. If at any time after the date of this Agreement any Bank is aware that it is not or will cease to be a Qualifying Bank in respect of the U.K., it shall promptly notify the Agent and the Company.

  (d)
  Each U.K. Treaty Bank shall, subject to paragraph (e) below, deliver to each Borrower incorporated in the U.K. via the Agent on the date it becomes a Party (and prior to the expiry of any such form previously provided by that U.K. Treaty Bank), all such forms required to allow that Borrower to make payments to that U.K. Treaty Bank without deduction or withholding in respect of any tax imposed by the U.K.

  (e)
  No Bank is obliged to deliver any form(s) under paragraph (d) above if that Bank is unable to complete the form(s) in a manner which will enable any Borrower incorporated in the U.K. to make payments to that Bank without deduction or withholding in respect of taxes imposed by the U.K as a result of the introduction of or any change in, or in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice, position or concession of the U.K., Inland Revenue after the date of this Agreement.

13.4 U.S. Taxes

  (a)
  Each Obligor agrees that it shall notify the Agent on or before the date that the Obligor becomes a Party, and at any time after becoming a Party, if that Obligor is subject to withholding on payments of interest made to a Bank under U.S. federal income tax law (a Withholding Obligor and, after notifying the Agent, a Notifying Withholding Obligor). An Obligor shall notify the Agent promptly if it becomes a Withholding Obligor at any time after becoming a Party.

  (b)
  Each Bank that is not a U.S. Person (a Non-U.S. Bank) represents and warrants to each Withholding Obligor on the latest of the dates that:

  (i)
  the Withholding Obligor becomes a Party;

  (ii)
  the Withholding Obligor becomes a Notifying Withholding Obligor; or

  (iii)
  the Bank becomes a Party,

    that the Bank is a U.S. Treaty Bank or is otherwise exempt from withholding under U.S. federal income tax law (a U.S. Treaty or Exempt Bank). Each Non-U.S. Bank agrees that if, at any time after becoming a Party, it becomes aware that it is ceasing or will cease to be a U.S. Treaty or Exempt Bank, it shall promptly notify the Agent, and via the Agent, each Notifying Withholding Obligor.

  (c)
  Subject to paragraph (d) below, if a Non-U.S. Bank is not or ceases to be a U.S. Treaty or Exempt Bank, no Notifying Withholding Obligor will be liable to pay to that Non-U.S. Bank under Clause 13.1 any amount in respect of taxes levied or imposed by the U.S. or any taxing authority of or in the U.S. in excess of the amount it would have been obliged to pay if that Non-U.S. Bank had been, or had not ceased to be, a U.S. Treaty or Exempt Bank.

  (d)
  Paragraph (c) above does not apply if a Non-U.S. Bank ceases to be a U.S. Treaty or Exempt Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law, treaty or regulation of any relevant taxing authority or any practice or concession of the U.S. Internal Revenue Service after the date of this Agreement.

  (e)
  Each Non-U.S. Bank shall, subject to paragraph (g) below, deliver via the Agent to the Company and each Notifying Withholding Obligor on the later of the date that:

  (i)
  the Bank becomes a Party; or

  (ii)
  the Withholding Obligor becomes a Notifying Withholding Obligor (and prior to the expiry of any such form previously provided by the Non-U.S. Bank),

    the appropriate number of copies of duly executed U.S. Internal Revenue Service Forms W-8BEN or W-8ECI or any successor or additional forms allowing each Notifying Withholding Obligor to make payments to that Non-U.S. Bank without deduction or withholding in respect of federal income taxes imposed by the U.S.

  (f)
  Each Bank that is a U.S. Person (a U.S. Organised Bank) shall, subject to paragraph (g) below, deliver via the Agent to the Company and each Notifying Withholding Obligor on the later of the two dates provided in paragraph (e) above (and prior to the expiry of any such form previously provided by that U.S. Organised Bank) the appropriate number of copies of duly executed U.S. Internal Revenue Service Forms W-9 or any successor or additional forms allowing each Notifying Withholding Obligor to make payments to that Non-U.S. Bank without deduction or withholding in respect of federal income taxes imposed by the U.S..

  (g)
  No Bank is obliged to deliver any form(s) under paragraph (e) or (f) above if the Bank is unable to complete the form(s) in a manner which will enable any Notifying Withholding Obligor to make payments to that Bank without deduction or withholding in respect of taxes imposed by the U.S. as a result of the introduction of, change in, or any change in the interpretation or application by any relevant authority of, any law, treaty or regulation of any relevant taxing authority or any practice, position or concession of the U.S. Internal Revenue Service after the date of this Agreement.

13.5 Other tax forms

        Without prejudice to Clause 13.3 (Qualifying Banks) or 13.4 (U.S. Taxes) each Finance Party shall co-operate with the relevant Obligor and the Agent in respect of any application to the relevant revenue authorities by the completion and execution (as soon as reasonably practicable following a request from the Obligor or the Agent) of such certificates, claim forms or other documentation as:

  (a)
  the Finance Party is reasonably able to complete and execute without incurring any significant administrative burden on its part; and

  (b)
  the Obligor or the Agent reasonably requests for the purpose of enabling the Obligor or the Agent to obtain authorisation from the relevant revenue authorities to make interest payments in full without deduction or withholding of Tax.

13.6 Reimbursement of Tax Credits

  (a)
  If:

  (i)
  an Obligor pays any additional amount (a Tax Payment) under Clause 13.1 (Gross-up); and

  (ii)
  a Bank effectively obtains a refund of Tax, or credit against Tax on its overall net income, by reason of that Tax Payment (a Tax Credit); and

  (iii)
  that Bank is able to identify such Tax Credit as being attributable to the Tax Payment,

      then the Bank shall reimburse to the relevant Obligor such proportion of such Tax Credit as will leave the Bank, after that reimbursement, in no better or worse position than it would have been in if such Tax Payment had not been required.

  (b)
  Each Bank has an absolute discretion as to whether to claim any Tax Credit which may be due to it (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 13.6. No Bank is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

14.   MARKET DISRUPTION

14.1 Absence of quotations

        If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the relevant Rate Fixing Day, the applicable LIBOR shall, subject to Clause 14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2 Market disruption

        If:

  (a)
  LIBOR is to be determined by reference to the Reference Banks but no, or (following the appointment of additional Reference Banks pursuant to Clause 28.8 (Reference Banks)) only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day; or

  (b)
  the Agent receives notification from Banks whose participations in a Loan exceed 331/3 per cent. of that Loan that, in their opinion:

  (i)
  matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

  (ii)
  the cost to them of matching deposits in the relevant interbank market would be in excess of the relevant LIBOR,

        the Agent shall promptly notify the relevant Borrower and the Banks of the fact and that this Clause 14 is in operation.

14.3 Alternative basis

        If a notification under Clause 14.2 (Market disruption) applies:

  (a)
  in the case of a Loan which has not been made, and unless the relevant Borrower notifies the Agent to the contrary before close of business on the day it received the notification under Clause 14.2 (Market disruption), the Loan shall still be made but it shall be denominated (at the option of the relevant Borrower) in Sterling or U.S. Dollars (or a combination), it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with this Clause 14.3.

  (b)
  within 5 Business Days of receipt of the notification for a Loan under Clause 14.2 (Market disruption), the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan;

  (c)
  any alternative basis agreed under paragraph (b) above shall be, with the prior consent of all the Banks, binding on all the Parties;

  (d)
  if no alternative basis is agreed each Bank shall (through the Agent) certify on or before 10.00 a.m. on the last day of the Interest Period (in respect of a Loan in Sterling) or 10.00 a.m. on the second Business Day before the last day of the Interest Period (in respect of a Loan in an Optional Currency) to which the notification relates an alternative basis for maintaining its participation in that Loan;

  (e)
  any alternative basis under paragraph (b) or (d) above may include an alternative method of fixing the interest rate, alternative Interest Periods or optional currencies but it must reflect the cost to each Bank of funding its participation in the Loan from whatever sources it may select plus the applicable Margin plus any applicable Mandatory Cost;

  (f)
  each alternative basis so certified shall be binding on the Obligors and each certifying Bank and treated as part of this Agreement; and

  (g)
  the Agent and the Company shall consult in good faith following any significant change in market conditions with a view to returning to the normal provisions of this Agreement.

15.   INCREASED COSTS

15.1 Increased costs

  (a)
  Subject to Clause 15.2 (Exceptions), the Company shall within five Business Days of demand by a Bank pay to that Bank the amount of any increased cost incurred by it or its Holding Company as a result of:

  (i)
  the introduction of, or any change in, or any change in the interpretation or application of any law or regulation; or

  (ii)
  compliance with any regulation made after the date of this Agreement,

      including any law or regulation relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

  (b)
  In this Agreement increased cost means:

  (i)
  an additional cost incurred by a Bank or its Holding Company as a result of having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

  (ii)
  that portion of an additional cost incurred by a Bank or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Bank's participations in the Loans made or to be made under this Agreement as is attributable to that Bank making, funding or maintaining those participations; or

  (iii)
  a reduction in any amount payable to a Bank or its Holding Company or the effective return to a Bank or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital.

  (c)
  Each Bank shall notify the Company promptly upon it becoming aware of any increased cost incurred (or which is reasonably likely to be incurred) by it or its Holding Company. Any demand under paragraph (a) above shall be accompanied by a calculation of the increased cost in reasonable detail. However, a Finance Party is not obliged to disclose any confidential information.

15.2 Exceptions

        Clause 15 (Increased Costs) does not apply to any increased cost:

  (a)
  intended to be compensated for by the payment of the Mandatory Cost; or

  (b)
  referred to in Clause 13 (Taxes); or

  (c)
  attributable to tax on the overall net income of a Bank or its Holding Company.

15.3 Regulation D Costs

        Each U.S. Borrower shall, within 5 Business Days of demand by any Bank (through the Agent), pay to that Bank the amount of any Regulation D Costs actually incurred by that Bank in respect of its participation in any Loan made by it to that U.S. Borrower.

16.   ILLEGALITY

        If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

  (a)
  that Bank may notify the Company through the Agent accordingly; and

  (b)
  if the relevant Borrowers have not transferred their obligations under the Finance Documents to another Borrower pursuant to Clause 28.1(b) (Transfers by Obligors) so that after such transfer that unlawfulness has ceased to exist:

  (i)
  each Borrower shall forthwith or (if later) on the latest date(s) permitted by the relevant law prepay the participations of that Bank in all the Loans made to that Borrower; and

  (ii)
  the Commitment of that Bank shall forthwith or (if later) on the latest date(s) permitted by the relevant law be cancelled.

17.   GUARANTEE

17.1 Guarantee

        Each Guarantor irrevocably and unconditionally:

  (a)
  as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its payment obligations under the Finance Documents;

  (b)
  undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall on demand by the Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

  (c)
  indemnifies as primary obligor each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

17.2 Continuing guarantee

        This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 Reinstatement

  (a)
  Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

  (b)
  Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration if it has received legal advice to this effect.

17.4 Waiver of defences

        The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

  (a)
  any time or waiver granted to, or composition with, any Obligor or other person;

  (b)
  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (d)
  any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

  (e)
  any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

  (f)
  any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Guarantors obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

  (g)
  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5 Immediate recourse

  (a)
  Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17.

  (b)
  Each Guarantor which is registered or established under the laws of the Bailiwick of Guernsey irrevocably waives and abandons any right which it has or may at any time have under the existing or future laws of Guernsey pursuant to the principle of "droit de discussion" or otherwise, requiring that recourse be had to the assets of any Obligor or any other person before any action is taken hereunder against it, and further irrevocably waives and abandons any right it has or may have at any time under the existing or future laws of Guernsey, pursuant to the principle of "droit de division" or otherwise, to require that any Obligor or any other person be made a party to any proceedings or that its liability be divided or apportioned with any other Obligor or any other person or reduced in any manner whatsoever.

17.6 Appropriations

        Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

  (a)
  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

  (b)
  hold in a suspense account any moneys received from a Guarantor or on account of that Guarantor's liability under this Clause 17, and interest will accrue on those moneys at the rate payable by the relevant Borrower on the corresponding amount outstanding under this Agreement.

17.7 Non-competition

        Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

  (a)
  be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 17;

  (b)
  claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

  (c)
  receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor,

unless the Agent otherwise directs. Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Agent.

17.8 U.S. Guarantors

  (a)
  In this Subclause:

  (i)
  fraudulent transfer law means any applicable United States bankruptcy or State fraudulent transfer or conveyance statute and any related case law;

  (ii)
  U.S. Guarantor means any U.S. Obligor that is a Guarantor; and

  (iii)
  terms used in this Subclause 17.8 have the meanings given to them in the United States Bankruptcy Code of 1978 and applicable fraudulent transfer laws.

  (b)
  Each U.S. Guarantor acknowledges that:

  (i)
  it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

  (ii)
  those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

  (iii)
  each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

  (c)
  Each Finance Party agrees that each U.S. Guarantor's liability under this Clause is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause is subject to avoidance and turnover under any fraudulent transfer law.

  (d)
  Each U.S. Guarantor represents and warrants to the Finance Parties on the date of each Guarantor Accession Agreement to which that Guarantor is a party that:

  (i)
  the aggregate amount of each U. S. Guarantor's debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

  (ii)
  its capital is not unreasonably small to carry on its business as it is being conducted;

  (iii)
  it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

  (iv)
  it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

17.9 Additional security

        This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.   REPRESENTATIONS AND WARRANTIES

18.1 Representations and warranties

        Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party. The representations and warranties to be made by the Company will be made in respect of itself and, where applicable, any other member of the Group. The representations and warranties to be given by each other Obligor will be made in respect of itself only.

18.2 Status

        It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and, where relevant under those laws, in good standing and has the power to own its assets and carry on its business as it is being conducted.

18.3 Powers and authority

        It has the corporate power to enter into and perform its obligations under the Finance Documents to which it is a party and has taken all necessary corporate action to authorise the entry into and performance of its obligations under those Finance Documents.

18.4 Legal validity

        Subject to any qualifications as to matters of law set out in the legal opinion delivered under Schedule 2 in respect of that Obligor, this Agreement constitutes, and each other Finance Document to which it is a party (when executed in accordance with the terms of this Agreement) will constitute, its legal, valid, binding and enforceable obligation.

18.5 Non-conflict

        The entry into and performance of each Finance Document does not and will not conflict with:

  (a)
  any applicable law or regulation or any applicable official or judicial order in the jurisdiction of its incorporation;

  (b)
  its constitutional documents; or

  (c)
  any document to which it is a party or which is binding upon it or any of its assets.

18.6 Authorisations

        All authorisations required by it in connection with the entry into, performance, validity and enforceability of each Finance Document to which it is a party and the transactions contemplated by each such Finance Document have been obtained or effected and are in (or will at the relevant time be) full force and effect.

18.7 Pari passu

        Its obligations under the Finance Documents do and will rank at least pari passu with all of its other unsecured and unsubordinated obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

18.8 Accounts

  (a)
  In the case of the Company, the audited consolidated accounts of the Group most recently delivered to the Agent:

  (i)
  have been prepared in accordance with accounting principles generally accepted in the U.K. as at 31st December, 2002 and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; and

  (ii)
  give a true and fair view of the consolidated financial condition of the Group as at the date to which they were drawn up.

  (b)
  In the case of each Obligor (other than the Company) which produces audited accounts, its audited accounts most recently delivered to the Agent under Clause 19.2(a)(i)(B) (Financial information):

  (i)
  have been prepared in accordance with accounting principles generally accepted in the U.K. as at 31st December, 2002 and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; and

  (ii)
  give a true and fair view of the financial condition of that Obligor as at the date to which they were drawn up.

  (c)
  In the case of each Obligor which does not produce audited accounts, the accounts of that Obligor most recently delivered to the Agent under Clause 19.2(a)(i)(C) (Financial information) have been prepared in accordance with accounting principles required in order to consolidate the accounts of that Obligor into the consolidated accounts of the Company.

  (d)
  Except as disclosed to the Agent prior to the date of this Agreement, there has been no material adverse change in the consolidated financial condition of the Group since 30th June, 2003.

18.9 Litigation

        Except as disclosed to the Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings has been commenced or, to its knowledge, is threatened or pending against any member of the Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

18.10 No default

        No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Drawdown Date in respect of a Rollover Loan) Potential Event of Default has occurred and is continuing which has not been waived.

18.11 Information

  (a)
  The Information Package was, in the case of factual information, true in all material respects as at its date, and all forecasts and projections contained in the Information Package were arrived at after careful consideration, were based in all material respects on information that the Company believed to be accurate and complete at the time that the Information Package was supplied and were made on the basis of assumptions and estimates which the Company believed were reasonable in view of the circumstances existing at the time such assumptions and estimates were made.

  (b)
  The Information Package did not omit as at its date any material information which, if disclosed, could reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

18.12 ERISA

  (a)
  In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal law.

  (b)
  In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, no event or condition has occurred or exists as a result of which it would be under an obligation to furnish a report to the Agent in accordance with Clause 19.16 (ERISA).

18.13 Investment Company Act

        In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, neither it nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 of the United States of America.

18.14 Public Utility Holding Company Act

        It is not a holding company, an affiliate of a holding company or a subsidiary company of a holding company, or subject to regulation, under the United States Public Utility Holding Company Act of 1935. In this Clause holding company, affiliate and subsidiary company have the meanings given to them in the United States Public Utility Holding Company Act of 1935.

18.15 Use of Proceeds

        In the case of the Company, each U.S. Borrower and each U.S. Material Subsidiary, neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation U or X of the Board of Governors of the Federal Reserve System. For purposes of this Clause, Margin Stock means "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time. No Obligor may use any part of any Loan to acquire any security in a transaction that is subject to Section 13 or 14 of the United States Securities Exchange Act of 1934.

18.16 Environmental matters

  (a)
  It and each member of the Group complies, in all respects, with all requirements of all Environmental Laws where failure to do so has or could reasonably be expected to have a Material Adverse Effect; and

  (b)
  no Environmental Claim is existing or, to its knowledge pending or threatened against it or any member of the Group which has or could reasonably be expected to have a Material Adverse Effect.

18.17 Anti-Terrorism Law

        To the best of its knowledge, neither the Company nor any member of the Group:

  (a)
  is, or is controlled by, a Restricted Party;

  (b)
  has received funds or other property from a Restricted Party; or

  (c)
  is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

18.18 Times for making representations and warranties

        The representations and warranties set out in this Clause 18 (Representations and Warranties):

  (a)
  (i)    in the case of an Obligor which is a Party on the date of this Agreement, are made by that Obligor on that date; and

  (ii)
  in the case of an Obligor which becomes a Party after the date of this Agreement, (with the exception of the representations and warranties in Clauses 18.8(d) (Accounts), 18.9 (Litigation), Clause 18.11 (Information) and Clause 18.17 (Anti-Terrorism Law)) will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement, as appropriate; and

  (b)
  (with the exception of the representations and warranties in Clauses 18.8(d) (Accounts), 18.9 (Litigation), Clause 18.11 (Information) and Clause 18.17 (Anti-Terrorism Law)) are deemed to be repeated by each Obligor on the date of each Request, each Drawdown Date and the first day of each Interest Period with reference to the facts and circumstances then existing.

19.   UNDERTAKINGS

19.1 Duration

        The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2 Financial information

  (a)
  The Company shall supply to the Agent in sufficient copies for all the Banks in respect of the items referred to in sub-paragraphs (i)(A) and (B)(ii), (iii) and (iv) below and in sufficient copies for all the Banks in respect of the item referred to in sub-paragraph (i)(C) below if the Agent so requests:

  (i)
  as soon as practicable:

  (A)
  and in any event within 145 days after the close of each of its financial years, the audited consolidated accounts of the Company for that financial year;

  (B)
  and in any event within 180 days after the close of each of its financial years, in the case of any Obligor where the jurisdiction in which that Obligor is incorporated requires that Obligor to produce annual audited accounts, the audited accounts of that Obligor; or

  (C)
  and in any event within 180 days after the close of each of its financial years, in any other case, the accounts of each Obligor used by the auditors of the Company in preparing the audited consolidated accounts of the Company, for that year;

    (ii)
    as soon as practicable (and in any event within 120 days of the end of the first half of each of its financial years) the unaudited consolidated accounts of the Company for that half year;

    (iii)
    as soon as practicable (and in any event within 30 days of the end of each month) the unaudited consolidated monthly management accounts of the Company for that month;

    (iv)
    as soon as practicable (and in any event within 45 days of the end of each of the first and third financial quarters in each financial year) the unaudited consolidated quarterly management accounts of the Company for the first and third financial quarters in each financial year, such quarterly management accounts to include a summary and analysis of the monthly management accounts for that financial quarter prepared by the Reporting Accountant; and

    (v)
    together with the accounts specified in sub-paragraphs (i)(A) and (ii) (for the financial half year of the Group) and (iv) (for the first and third financial quarters of the Group) above, a Compliance Certificate signed by two duly authorised signatories as at the end of the relevant Accounting Period.

  (b)
  Within 7 days of receipt by the Agent of each set of quarterly management accounts under sub-paragraph (a)(iv) above, each set of audited consolidated accounts under sub-paragraph (a)(i)(A) above and each set of unaudited consolidated accounts under sub-paragraph (a)(ii) above the Group Finance Director will hold a conference call with the Finance Parties to provide an update on the financial performance of the Group as at the end of that financial quarter.

19.3 Form of accounts

        If, at any time, the Company changes or proposes to change the accounting policies upon which any of the information provided pursuant Clause 19.2 (a)(i)(A), (ii) and (iv) (Financial information) is prepared, then:

  (a)
  it shall notify the Agent of the change or proposed change;

  (b)
  within 5 Business Days of receipt of the notification, it and the Agent shall enter into discussions for a period of not more than 45 days with a view to agreeing the amendments which would be required to be made to this Agreement (including, without limitation, Clause 19.10 (Financial covenants)) to reflect the basis upon which this Agreement was entered into by it and the Banks;

  (c)
  any agreement between it and the Agent under sub-paragraph (b) above shall be, with the prior consent of the Majority Banks, binding on all the Parties; and

  (d)
  if no agreement is reached under sub-paragraph (b) above, then the Auditor (acting as experts) shall certify the amendments which would be required to be made to this Agreement to place the Company and the Banks in the same position they would have been in if the change had not taken place; a certificate of the Auditor in accordance with the above will, in the absence of manifest error, be binding on all the Parties.

19.4 Information—miscellaneous

  (a)
  The Company shall supply to the Agent:

  (i)
  all documents despatched by the Company to its shareholders generally (or any class of them) or its creditors generally (or any class of them) at the same time as they are despatched;

    (ii)
    except if prohibited by applicable law or regulation promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, be reasonably expected to have a Material Adverse Effect; and

    (iii)
    promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request,

  in sufficient copies for all of the Banks, if the Agent so requests.

  (b)
  Upon reasonable notice being given by the Agent, each member of the Group must allow any one or more representatives of the Agent and/or accountants or other professional advisers appointed by the Agent (if a Default is demonstrated to have occurred or to be outstanding, at the Company's risk and expense) to have access during normal business hours to the premises, assets, books and records of that member of the Group.

  (c)
  The Agent may not give notice under paragraph (b) above more than once every financial year unless it believes, acting reasonably, that a Default is outstanding or is reasonably likely to have occurred or may occur.

19.5 Notification of Default

        The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.6 Authorisations

  (a)
  Each Obligor shall obtain and promptly renew from time to time, and will promptly upon the request of the Agent furnish certified copies to the Agent of, all such material authorisations as may be required under any applicable law or regulation to enable any Obligor to perform its obligations under, or for the validity or enforceability of, any Finance Document.

  (b)
  The Company shall ensure that each member of the Group shall obtain, maintain and comply with the terms of any authorisation required to enable it to carry on its business where failure to do so could reasonably be expected to have a Material Adverse Effect.

19.7 Pari passu ranking

        Each Obligor undertakes that its obligations under the Finance Documents shall rank at least pari passu with all of its other present and future unsecured and unsubordinated obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

19.8 Preferred Indebtedness

        The Company shall procure that:

  (a)
  Preferred Indebtedness does not at any time exceed £30,000,000 (or its equivalent in any other currency or currencies) in aggregate; and

  (b)
  the Company shall ensure that, if any derivative transaction is or is to be entered into by a Borrower, then, unless any applicable law prevents that Borrower becoming a Guarantor, that Borrower will (unless it is already a Guarantor) become an Additional Guarantor in accordance with Clause 28.6 (Additional Guarantors).

19.9 Disposals

  (a)
  Except as provided below no Obligor shall, and the Company shall procure that no member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose (each a disposal) of all or a part of its respective assets.

  (b)
  Paragraph (a) does not apply to:

  (i)
  disposals of real estate that is not material to the ordinary course of business of the Group; and

  (ii)
  disposals made in the ordinary course of trade of the disposing entity;

  (iii)
  disposals from a member of the Group to another member of the Group;

  (iv)
  disposals of cash raised or borrowed for the purposes for which it was raised or borrowed;

  (v)
  disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

  (vi)
  disposals of obsolete assets for cash;

  (vii)
  disposals to trade debtors in satisfaction of trade debts incurred in the ordinary course of trade of the disposing entity;

  (viii)
  disposals of cash on arms length terms provided that any such disposal is not prohibited by this Agreement; and

  (ix)
  a Permitted Reorganisation and its proceeds.

  (c)
  Nothing in paragraph (b) above shall permit any member of the Group to dispose of any ownership interests to a third party in the companies or divisions comprising all or any part of the Network Product Division or the Systems-Drives Division.

19.10 Financial covenants

  (a)
  On any testing date the Company shall procure that:

  (i)
  the ratio of Consolidated Net Debt to Consolidated EBITDA is not, as at any testing date, greater than 2.25:1, and

  (ii)
  the ratio of Consolidated EBITA to Consolidated Net Interest Expense is not, as at any testing date, less than 2.5 to 1.

  (b)
  The Company shall procure that Consolidated Net Worth is not at any time less than £100,000,000.

  (c)
  (i) Notwithstanding that the amount of the terms used in paragraphs (a)-(b) above will be derived from the latest accounts, all the terms used in paragraphs (a)-(b) above are, subject to Clause 19.3 (Form of accounts), to be calculated in accordance with the accounting principles in effect and as applied by the Company in connection with the accounts produced for the financial year ending 31st December, 2002;

  (ii)
  testing date means the last day of each financial quarter of the Company, being 31st March, 30th June, 30th September and 31st December in each year;

    (iii)
    if there is a dispute as to any interpretation of, or computation for, such definitions or terms, the interpretation or computation of the Auditor notified to the Agent and the Company prevails in the absence of manifest error; and

    (iv)
    subject to sub-paragraph (ii) of the definition of Consolidated Net Worth, any amount denominated in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis set out in the then latest Accounts.

19.11 Mergers and Acquisitions

  (a)
  Except as provided below no member of the Group may enter into any amalgamation, demerger, merger or reconstruction other than under or in connection with a Permitted Reorganisation.

  (b)
  The Company shall not and shall procure that no member of the Group shall acquire or subscribe for shares or other ownership interests in or securities of any company or other person or acquire any business or incorporate any company (an acquisition).

  (c)
  Unless an Event of Default is outstanding (or would result from an acquisition made by any member of the Group), paragraphs (a) and (b) do not apply to:

  (i)
  acquisitions made in the ordinary course of trade or under or in connection with a Permitted Reorganisation;

  (ii)
  acquisitions made before the date of this Agreement in respect of which deferred consideration is payable after the date of this Agreement and as disclosed to the Banks, provided that:

  (A)
  the terms of the deferred consideration have been disclosed to the Bank prior to the date of this Agreement;

  (B)
  other than amendments or waivers contemplated by the terms of the relevant agreements, no amendments or waivers are made in respect of that deferred consideration which may increase the aggregate consideration payable by the Group or may otherwise be on less favourable terms to the terms disclosed to the Banks; and

  (C)
  if expressly provided for in the relevant agreement, the deferred consideration shall be satisfied by an issue of shares in the Company to the Seller;

  (iii)
  an acquisition made in relation to a disposal made under Clause 19.9(b)(iii) and 19.9(b)(ix) (Disposals); and

  (iv)
  an acquisition, the consideration for which, when aggregated with the consideration of any other acquisitions made by a member of the Group in that financial year, does not cause the aggregate consideration for acquisitions made by members of the Group to exceed £2,500,000 in any financial year.

19.12 Change of business

        The Company shall procure that, except as disclosed to the Arrangers prior to the date of this Agreement and in the Information Package (as referred to in Clause 18.11(a) (Information)), no substantial change is made to the nature of the Group's business from that carried on as at the date of the disclosure.

19.13 Environmental Laws

        The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all Environmental Laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with that Environmental Law might have a Material Adverse Effect.

19.14 Compliance with laws

        The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with that law might have a Material Adverse Effect.

19.15 Insurance

        Each Obligor shall, and the Company shall procure that each of its Subsidiaries will, insure and keep insured its assets with underwriters or insurance companies in accordance with sound business practice and as companies engaged in a similar business in its jurisdiction would normally insure.

19.16 ERISA

  (a)
  As soon as possible, and in any event within 30 days, after any U.S. Borrower or any other member of the Group knows or has reason to know that any of the events or conditions mentioned in paragraph (b) below have occurred or exist, where such event or condition has or is reasonably likely to have a Material Adverse Effect, it will furnish to the Agent a statement signed by a senior financial officer of the relevant company (without personal liability) setting forth the nature of such event or condition and the action, if any, which the relevant company or an ERISA Affiliate proposes to take with respect thereto.

  (b)
  The events or conditions mentioned in paragraph (a) above are:

  (i)
  any reportable event, as defined in Section 4043(c) of ERISA with respect to a Pension Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

  (ii)
  the failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan or any request for a waiver under Section 412(d) of the Code or Section 303 of ERISA, or for an extension under Section 412(e) of the Code or Section 304 of ERISA for any Pension Plan;

  (iii)
  the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan;

  (iv)
  the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate of a notice that such action has been taken by PBGC with respect to a Multiemployer Plan;

    (v)
    the complete or partial withdrawal from a Multiemployer Plan by any U.S. Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or the receipt by any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganisation or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

    (vi)
    the institution of a proceeding by a fiduciary of any Multiemployer Plan against any U.S. Borrower, U.S. Material Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

    (vii)
    the adoption of an amendment to any Pension Plan pursuant to Section 307 of ERISA that requires the provision of security to such Pension Plan; or

    (viii)
    the conditions for the imposition of a Security Interest under Section 302(f) of ERISA shall have been met with respect to any Pension Plan.

  (c)
  The Company shall furnish to the Agent, promptly after the request of the Agent, copies of each Schedule B (actuarial information) to the annual report (Form 5500) filed with respect to each Pension Plan.

  (d)
  Each Obligor and its ERISA Affiliates must be, and remain, in compliance in all material respects with all laws and regulations relating to each of its Pension Plans.

  (e)
  Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Pension Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets pursuant to Title I or IV of ERISA which would be reasonably likely to have a Material Adverse Effect.

19.17 Material Subsidiaries

  (a)
  In each Compliance Certificate delivered with the accounts referred to in Clauses 19.2(a)(i)(A) and 19.2(a)(ii) (Financial information) (a Material Subsidiary Compliance Certificate) the Company shall designate the Subsidiaries which are to be Material Subsidiaries from the date of that Material Subsidiary Compliance Certificate to the date of the next Material Subsidiary Compliance Certificate.

  (b)
  In each Compliance Certificate, the Company shall list Subsidiaries in descending order of their contribution to Consolidated EBIT and, where the Consolidated EBIT for two or more Subsidiaries is the same, list those Subsidiaries in descending order of their contribution to Consolidated Total Assets.

  (c)
  The Company shall procure that the list provided in each Compliance Certificate shall be such that, as at the end of the Accounting Period to which the Compliance Certificate relates, the aggregate of the EBIT and Total Assets of each Material Subsidiary plus the EBIT and Total Assets of the Company accounts for at least 80 per cent. of Consolidated EBIT and 80 per cent. of Consolidated Total Assets. The list shall set out the proportion which the aggregate EBIT and Total Assets of the Company and each Material Subsidiary bears to the Consolidated EBIT and Consolidated Total Assets.

  (d)
  The Company shall procure that each Initial Guarantor executes a Guarantor Accession Agreement and accedes to this Agreement as a Guarantor in accordance with Clause 28.6 (Additional Guarantors) within 2 months of the date of this Agreementt.

19.18 Guarantors

        The Company shall at all times own, directly or indirectly, at least 90 per cent. of the share capital and all other equity interests of each Guarantor.

19.19 Dividends

  (a)
  Except as provided below no Obligor shall:

  (i)
  declare, make or pay, or pay interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital); or

  (ii)
  repay or distribute any share premium account.

  (b)
  Paragraph (a) does not apply to:

  (i)
  any Obligor that is a Non-Wholly Owned Subsidiary; and

  (ii)
  payments by an Obligor to another Obligor (including, for the avoidance of doubt, pursuant to a Permitted Reorganisation).

19.20 Negative Pledge

  (a)
  Other than in respect of any Security Interest already granted in respect of the Financial Indebtedness disclosed in Schedule 8, the Company shall not and shall procure that no member of the Group shall create or allow to exist any Security Interest on any of its assets in favour of a person securing Financial Indebtedness where the principal amount or the committed amount of the Financial Indebtedness secured is £50,000,000 or more and that Financial Indebtedness has a scheduled final maturity date falling on or after 31st March, 2006.

  (b)
  Without prejudice to paragraph (a) above, if any member of the Group intends to create or permits to subsist any Security Interest on any of its assets contrary to paragraph (a) above, the Company shall ensure, by no later than the date upon which that Security Interest is granted, that:

  (i)
  the relevant member of the Group executes such security and intercreditor documentation as the Agent may require to ensure that all the obligations under the Finance Documents shall be secured upon the same assets, ranking at least pari passu with the other obligations secured on those assets; or

  (ii)
  at the request of the Company, such other security and intercreditor documentation in respect of any other assets of the Group as the Agent shall agree.

19.21 Equal Treatment

  (a)
  The Company shall ensure that no other creditor of an Obligor has the benefit of any guarantee, preference, financial reporting requirements, representation, warranty, covenant or event of default (howsoever described) under any document relating to Financial Indebtedness entered into after the date of this Agreement to which it is a party unless this Agreement is amended so that the relevant terms of this Agreement are at least as restrictive and extensive as those other covenants and/or provisions.

  (b)
  Paragraph (a) above does not apply to any covenants and/or provisions relating to any Hedging Arrangement.

19.22 Anti-Terrorism Law

        Neither the Company nor any member of the Group shall knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law.

20.   DEFAULT

20.1 Events of Default

        Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

20.2 Non-payment

        An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if caused solely by technical or administrative error) the non-payment continues unremedied for 3 Business Days after notice of non-payment is received from the Agent.

20.3 Breach of other obligations

  (a)
  An Obligor fails to comply with any provision of Clauses 19.8 (Preferred Indebtedness), 19.9 (Disposals), 19.10 (Financial covenants), 19.11 (Mergers and Acquisitions) or 19.19 (Dividends).

  (b)
  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment) or paragraph (a) above) and, if that default is capable of remedy, it is not remedied within 20 days of the earlier of the relevant Obligor becoming aware of the default and receipt by it of a notice of default from the Agent.

20.4 Misrepresentation

        A representation or warranty made or repeated in any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

20.5 Cross-default

  (a)
  Any Financial Indebtedness of a member of the Group is not paid when due or within any originally applicable grace period; or

  (b)
  an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

  (c)
  any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

  (d)
  any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

  (e)
  any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable,

unless, in any such case or cases the aggregate amount of all such Financial Indebtedness is less than the threshold amount (or its equivalent in other currencies). For the purposes of this Clause 20.5 threshold amount means the lesser of £10,000,000 or US$15,000,000.

20.6 Insolvency

  (a)
  An Obligor or a Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

  (b)
  an Obligor or a Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

  (c)
  an Obligor or a Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of all or any class of its indebtedness.

20.7 Insolvency proceedings

        Except as required for a Permitted Reorganisation:

  (a)
  any step (including petition, proposal or convening a meeting) is taken with a view to a moratorium or composition, assignment or arrangement with any creditors of an Obligor or a Material Subsidiary; or

  (b)
  a meeting of the shareholders, directors or other officers of an Obligor or a Material Subsidiary is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for its winding-up or its administration or dissolution or any such resolution is passed; or

  (c)
  any person presents a petition or files documents with a court or any registrar for the winding-up or for the administration or dissolution of an Obligor or a Material Subsidiary, and, in the case of a petition for winding-up presented by a creditor, it is not withdrawn, discharged or stayed within 30 days; or

  (d)
  any order is made for the winding-up, administration or dissolution of an Obligor or a Material Subsidiary; or

  (e)
  any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of or any other insolvency proceedings involving an Obligor or a Material Subsidiary, and, in the case of any such step taken by a creditor, it is not withdrawn, discharged or stayed within 30 days.

20.8 Appointment of receivers and managers

  (a)
  Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or a Material Subsidiary or any part of its assets; or

  (b)
  the directors, shareholders or other officers of an Obligor or a Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, or give notice of their intention to appoint an administrative receiver, administrator or the like; or

  (c)
  any other step is taken to enforce any security over any part of the assets of an Obligor or a Material Subsidiary and is not withdrawn, discharged or stayed within 30 days.

20.9 Creditors' process

        Any attachment, sequestration, distress or execution affects any assets of an Obligor or a Material Subsidiary having an aggregate value of £1,000,000 (or its equivalent in other currencies) and is not discharged within 30 days.

20.10 U.S. Obligor or U.S. Material Subsidiary insolvency events of default

  (a)
  Any case shall be instituted by or against any U.S. Obligor or U.S. Material Subsidiary under the United States Bankruptcy Code of 1978 or any other United States Federal or State bankruptcy insolvency or similar law for the release of debtors and, in the case of any such case instituted against it (but not instituted by it), either:

  (i)
  the case shall remain undismissed or unstayed for a period of 60 days; or

  (ii)
  any of the actions sought in the case (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its assets) shall occur; or

  (b)
  any U.S. Obligor or U.S. Material Subsidiary shall take any corporate action to authorise any of the actions set out above in this Clause; or

  (c)
  any U.S. Obligor or U.S. Material Subsidiary is unable to pay its debts generally as they fall due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors.

20.11 Analogous proceedings

        There occurs, in relation to an Obligor or a Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.10 (U.S. Obligor or U.S. Material Subsidiary insolvency events of default) (inclusive).

20.12 Unlawfulness

        It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

20.13 Cessation of business

        Any Obligor or Material Subsidiary ceases to carry on business unless the business is transferred to any other member of the Group.

20.14 Effectiveness of guarantee

        The guarantee of a Guarantor is ineffective or is alleged by any Obligor to be ineffective, for any reason.

20.15 Material adverse change

        Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, has or is reasonably likely to have a Material Adverse Effect.

20.16 Acceleration

        On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

  (a)
  cancel the Total Commitments; and/or

  (b)
  demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

  (c)
  demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent (acting on the instructions of the Majority Banks).

21.   THE AGENT AND THE ARRANGERS

21.1 Appointment and duties of the Agent

  (a)
  Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

  (b)
  Each Party appointing the Agent irrevocably authorises the Agent on its behalf to:

  (i)
  perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

  (ii)
  execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

  (c)
  The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2 Role of the Arrangers

        Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3 Relationship

        The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Finance Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4 Majority Banks' instructions

  (a)
  The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

  (b)
  The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5 Delegation

        The Agent may act under the Finance Documents through its personnel and agents.

21.6 Responsibility for documentation

        Neither the Agent nor any Arranger is responsible to any other Party for:

  (a)
  the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

  (b)
  the collectability of amounts payable under any Finance Document; or

  (c)
  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including, without limitation, the Information Memorandum).

21.7 Default

  (a)
  The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

  (b)
  The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8 Exoneration

  (a)
  Without limiting paragraph (b) below, the Agent will not be liable to any other Finance Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9 Reliance

        The Agent may:

  (a)
  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

  (b)
  rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

  (c)
  engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

21.10 Credit approval and appraisal

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

  (a)
  has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or any Arranger in connection with any Finance Document; and

  (b)
  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11 Information

  (a)
  The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

  (b)
  The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent), 28.5 (Additional Borrowers) or 28.6 (Additional Guarantors) upon the request and at the expense of that Bank.

  (c)
  Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

  (d)
  Except as provided above, the Agent has no duty:

  (i)
  either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession before, on or after the date of this Agreement; or

  (ii)
  unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

21.12 The Agent and the Arrangers individually

  (a)
  If it is also a Bank, the Agent and each Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

  (b)
  The Agent and each Arranger may:

  (i)
  carry on any business with an Obligor or its related entities;

  (ii)
  act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

  (iii)
  retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

  (c)
  If it is also a Bank, any reference in the Finance Documents to the Agent means the agency department of the Agent specifically responsible for acting as Agent under and in connection with the Finance Documents, as referred to in Clause 34 (Notices). In acting as Agent, the agency department will be treated as a separate entity from any other department or division of the Bank concerned. Without limiting the above, the Agent will not be deemed to have notice of a document, information, fact, matter or thing in the possession or knowledge of any other department or division of that Bank.

  (d)
  Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

  (e)
  The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

21.13 Indemnities

  (a)
  Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

  (b)
  A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bears to the Original Sterling Amount of all the Loans on the date of the demand. However, if there is no Loan outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14 Compliance

  (a)
  The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

  (b)
  Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15 Resignation of the Agent

  (a)
  Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (with the prior consent of the Company) appoint a successor Agent.

  (b)
  If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may (with the prior consent of the Company) appoint a successor Agent.

  (c)
  The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term Agent will mean the successor Agent.

  (d)
  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

  (e)
  Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

  (f)
  The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.16 Banks

  (a)
  The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than 5 Business Days' prior notice from that Bank to the contrary.

  (b)
  The Agent may at any time, and shall if requested to do so by the Company or the Majority Banks, convene a meeting of the Banks.

22.   FEES

22.1 Front-end fee

        Subject to Clause 22.7 (Joint and several liability), the Borrowers shall pay to the Agent a front-end fee in the amount and on the date agreed in the Fee Letter between the Company and the Agent.

22.2 Agent's fee

        Subject to Clause 22.7 (Joint and several liability), the Borrowers shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter between the Agent and the Company.

22.3 Commitment fee

  (a)
  Subject to Clause 22.7 (Joint and several liability), the Borrowers shall from the Commitment Fee Commencement Date until the last day of the Availability Period pay to the Agent for each Bank a commitment fee computed at the rate of 0.65 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment.

  (b)
  For the purpose of calculating commitment fee, Loans are taken at their Original Sterling Amount.

  (c)
  From the Commitment Fee Commencement Date, accrued commitment fee is payable quarterly in arrear, with the first payment being payable three months after the date of this Agreement. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect. Accrued commitment fee is payable in Sterling.

  (d)
  In this Clause, Commitment Fee Commencement Date means the earlier of:

  (i)
  the date that the last Initial Guarantor executes a Guarantor Accession Agreement and accedes to this Agreement as a Guarantor;

  (ii)
  the date that the Existing Facility is prepaid and cancelled in full; and

  (iii)
  2 months after the date of this Agreement.

22.4 Extension fee

        If the Company exercises the extension option in accordance with Clause 2.4 (Extension of Final Maturity Date), then it must pay an extension fee in the amount identified in the relevant Extension Request.

22.5 Term-Out fee

        If the Company exercises the term-out option in accordance with Clause 2.5 (Term-out Option), then it must pay to the Agent for each Bank a fee in the amount of 0.50 per cent. flat of the aggregate amount of the Facility converted to a term facility and specified in the Term-out Notice.

22.6 VAT

        Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrowers at the same time as it pays the relevant fee.

22.7 Joint and several liability

  (a)
  The obligations of the Borrowers under this Clause 22 are joint and several obligations of each Borrower.

  (b)
  The obligations of each Borrower under this Clause 22 shall not be affected by any release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor.

  (c)
  Failure of any Borrower to carry out its obligations under this Clause 22 does not relieve any other Borrower of its obligations under this Clause 22.

23.   EXPENSES

23.1 Initial and special costs

        The Company shall within 5 Business Days of demand pay the Arrangers the amount of all reasonable costs and expenses (including legal fees and any applicable value added tax) incurred by them in connection with:

  (a)
  the negotiation, preparation, printing and execution of:

  (i)
  this Agreement and any other documents referred to in this Agreement;

  (ii)
  any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

  (iii)
  the arrangement and syndication of the Facility; and

  (b)
  any amendments, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 27.2 (Change of currency) the Agent, and relating to a Finance Document or a document referred to in a Finance Document.

23.2 Enforcement costs

        The Company shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees and any applicable value added tax) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.   STAMP DUTIES

        The Company shall pay and within 5 Business Days of demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document (other than the entry into of a Novation Certificate), including any liability which results from any failure to pay or any delay in paying such tax.

25.   INDEMNITIES

25.1 Currency indemnity

  (a)
  If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the amount is expressed to be payable under the relevant Finance Document:

    (i)
    that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

    (ii)
    if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

    (iii)
    the Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

  (b)
  Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2 Other indemnities

        The Company shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

  (a)
  the occurrence of any Event of Default;

  (b)
  the operation of Clause 20.16 (Acceleration);

  (c)
  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by any Finance Party) a Loan not being made after the Borrower has delivered a Request; or

  (d)
  any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received.

        The Company's liability in each case includes any loss (other than loss of margin) or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

26.   EVIDENCE AND CALCULATIONS

26.1 Accounts

        Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2 Certificates and determinations

        Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is prima facie evidence of the matters to which it relates.

26.3 Calculations

        Interest and the fee payable under Clause 22.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days, or, in the case of interest payable on an amount denominated in an Optional Currency or unless market practice otherwise dictates, 360 days.

27.   AMENDMENTS AND WAIVERS

27.1 Procedure

  (a)
  Subject to Clause 27.3 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

  (b)
  The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2 Change of currency

        Notwithstanding Clause 27.1 (Procedure) if a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent determines is necessary to reflect the change in currency and to put each Finance Party in the same position, so far as possible, that it would have been in if no change in currency had occurred.

27.3 Exceptions

  (a)
  An amendment or waiver which relates to:

  (i)
  the definition of Majority Banks in Clause 1.1 (Definitions);

  (ii)
  an extension of the date (including the Final Maturity Date) for, or a decrease in an amount or (subject to Clause 27.2 (Change of currency)) a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 22.3 (Commitment fee));

  (iii)
  an increase in a Bank's Commitment;

  (iv)
  the incorporation of additional borrowers otherwise than in accordance with Clause 28.5 (Additional Borrowers);

  (v)
  a term of a Finance Document which expressly requires the consent of all the Banks; or

  (vi)
  Clause 2.2 (Nature of a Finance Party's rights and obligations), Clause 28.2 (Transfers by Banks), Clause 31 (Pro rata sharing) or this Clause 27,

may not be effected without the agreement of all the Banks.

  (b)
  An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

27.4 Waivers and remedies cumulative

        The rights of each Party under the Finance Documents:

  (a)
  may be exercised as often as necessary;

  (b)
  re cumulative and not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing and specifically.

        Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.   CHANGES TO THE PARTIES

28.1 Transfers by Obligors

  (a)
  Subject to paragraph (b) below, no Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents;

  (b)
  If no Default is outstanding at that time, a Borrower (the Existing Borrower) may transfer all or any part of its obligations under the Finance Documents to any other Borrower (the New Borrower) and the New Borrower may enter into such documentation as the Agent may reasonably require to effect the transfer.

28.2 Transfers by Banks

  (a)
  A Bank (the Existing Bank) may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitments and/or any of its rights and/or obligations under this Agreement to another bank or financial institution which is a Qualifying Bank (the New Bank).

  (b)
  (i) A transfer of part of a Commitment must be in a minimum amount of at least £2,000,000 (or its equivalent in any other currency).

  (ii)
  The prior consent of the Company is required for any assignment, transfer or novation under paragraph (a) above unless the New Bank is another Bank or an Affiliate of a Bank or an Event of Default is outstanding. However, this consent must not be unreasonably withheld or delayed and will be deemed to have been given if it is not refused by the Company within 10 Business Days of receipt of a request for it.

  (iii)
  A Bank may only assign, transfer or novate part of one of its Commitments if it assigns, transfers or novates at the same time a pro rata proportion of its other Commitments.

  (iv)
  The prior consent of the Company is required if the New Bank is a U.K. Treaty Bank.

  (v)
  A Bank will still be treated as a Qualifying Bank if it takes advantage of Clause 2.4 (Affiliates of Banks) to satisfy the requirements of this Clause so long as the branch or Affiliate under Clause 2.4 (Affiliates of Banks) is a Qualifying Bank.

  (c)
  A transfer of obligations will be effective only if either:

  (i)
  the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

  (ii)
  the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

  (d)
  Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation to a person if that Bank remains liable under this Agreement for that obligation.

  (e)
  On each occasion an Existing Bank assigns, transfers or novates any of its Commitments and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of £1,250.

  (f)
  An Existing Bank is not responsible to a New Bank for:

  (i)
  the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

    (ii)
    the collectability of amounts payable under any Finance Document; or

    (iii)
    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

  (g)
  Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

  (i)
  has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

  (ii)
  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

  (h)
  Nothing in any Finance Document obliges an Existing Bank to:

  (i)
  accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

  (ii)
  support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under this Agreement or otherwise.

  (i)
  Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitments have been cancelled or reduced to nil.

28.3 Procedure for novations

  (a)
  A novation is effected if the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part 1 of Schedule 5 (a Novation Certificate) and the Agent executes it.

  (b)
  Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

  (c)
  To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

  (i)
  the Existing Bank and the other Parties (the existing Parties) will be released from their obligations to each other (the discharged obligations);

  (ii)
  the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

  (iii)
  the rights of the Existing Bank against the existing Parties and vice versa (the discharged rights) will be cancelled; and

  (iv)
  the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4 Increased costs or changes to the Facility Office

        If:

  (i)
  a Bank assigns, transfers or novates any of its Commitments and/or rights and/or obligations under the Finance Documents or changes its Facility Office without the prior consent of the Company; and

  (ii)
  as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 13 (Taxes) or Clause 15 (Increased costs) or Clause 16 (Illegality), then, notwithstanding the provisions of Clause 13 (Taxes), 15 (Increased costs) or 16 (Illegality), the relevant New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses from an Obligor in respect of those circumstances to the same extent as the relevant Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer, novation or change had not occurred.

28.5 Additional Borrowers

  (a)
  If the Company wishes one of its wholly-owned Subsidiaries to become an Additional Borrower, then it may, with the prior consent of the Banks (except that no consent is required in respect of Bowthorpe International Inc., Bowthorpe Holdings Corporation or Bowthorpe B.V.), deliver to the Agent a Borrower Accession Agreement.

  (b)
  On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However it may not submit a Request until the Agent confirms to the other Finance Parties that it has received all the documents listed in Part 2 of Schedule 2.

  (c)
  Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on that date are correct on the date of the Borrower Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

  (d)
  For the purpose of this Clause, a Subsidiary will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Subsidiary.

28.6 Additional Guarantors

  (a)
  If a guarantee is given by any member of the Group (which is not already an Obligor) in favour of any creditor for Financial Indebtedness which exceeds an amount of £50,000 (except under the Finance Documents or any Hedging Arrangement) or if a guarantee is required under Clause 19.8(b) (Preferred Indebtedness), then the Company shall promptly following the giving of that guarantee deliver to the Agent the documents listed in Part 3 of Schedule 2 in respect of that member of the Group.

  (b)
  If the Company wishes one of its wholly-owned Subsidiaries to become an Additional Guarantor, then it may (with the prior agreement of the Agent acting on instructions of the Majority Banks) deliver to the Agent the documents listed in Part 3 of Schedule 2.

  (c)
  On delivery of a Guarantor Accession Agreement, executed by such Subsidiary and the Company, that Subsidiary will become a Guarantor.

  (d)
  Delivery of such a Guarantor Accession Agreement shall constitute confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on that date are correct on the date of the Guarantor Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

  (e)
  For the purpose of this Clause, a Subsidiary will be regarded as wholly-owned if a portion of the share capital is required to be held by law by officers of that Subsidiary.

28.7 Removal of Obligors

  (a)
  At any time any Obligor (other than the Company) which is not a Material Subsidiary and which is not a guarantor of other Financial Indebtedness of any member of the Group may by notice to the Agent (countersigned by two authorised signatories of the Company) request that it ceases to be an Obligor.

  (b)
  If:

  (i)
  no Default is outstanding at that time or is likely to result from that Obligor ceasing to be an Obligor; and

  (ii)
  in the case of any Borrower, it has no outstanding obligations under the Finance Documents (except under Clause 22 (Fees)),

that Obligor shall cease to be an Obligor.

28.8 Reference Banks

        If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.9 Register

        The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.   DISCLOSURE OF INFORMATION

  (a)
  A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

  (i)
  a copy of any Finance Document; and

  (ii)
  any information which that Bank has acquired under or in connection with any Finance Document,

    but only if the recipient of the information has agreed to keep that information confidential on the terms of paragraph (b) below.

  (b)
  Each Finance Party shall keep confidential and shall not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach by that Finance Party of this paragraph(b)) supplied by or on behalf of any Obligor under or in connection with the Finance Documents otherwise than in connection with the Finance Documents. However, the restriction set out in this paragraph (b) shall not apply to, and each Finance Party shall be entitled to disclose, information:

  (i)
  in connection with any legal proceedings arising out of or in connection with a Finance Document; or

  (ii)
  if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

  (iii)
  pursuant to any law or regulation in accordance with which that Finance Party is required or accustomed to act; or

  (iv)
  to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction; or

  (v)
  to its accountants or legal or other professional advisers.

30.   SET-OFF

        A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation. Any right to set off under this paragraph is not intended to constitute a Security Interest.

31.   PRO RATA SHARING

31.1 Redistribution

        If any amount owing by an Obligor under this Agreement to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a recovery), then:

  (a)
  the recovering Finance Party shall, within 3 Business Days, notify details of the recovery to the Agent;

  (b)
  the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

  (c)
  subject to Clause 31.3 (Exceptions), the recovering Finance Party shall within 3 Business Days of demand by the Agent pay to the Agent an amount (the redistribution) equal to the excess;

  (d)
  the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

  (e)
  after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2 Reversal of redistribution

        If under Clause 31.1 (Redistribution):

  (a)
  a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

  (b)
  the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the redistribution. Thereupon, the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3 Exceptions

  (a)
  A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

  (b)
  A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

32.   SEVERABILITY

        If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

  (a)
  the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

  (b)
  the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.   COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.   NOTICES

34.1 Giving of notices

        All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

  (a)
  if by letter, when delivered personally or on actual receipt; and

  (b)
  if by facsimile, when received in legible form.

        However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Any notice to the Agent by facsimile must be confirmed in writing, but failure to so confirm in writing will not prejudice the validity of the notice by facsimile.

34.2 Addresses for notices

  (a)
  The address and facsimile number of each Party (other than the Company and the Agent) for all notices under or in connection with the Finance Documents are:

  (i)
  those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

  (ii)
  any other notified by that Party for this purpose to the Agent by not less than 5 Business Days' notice.

  (b)
  The address and facsimile number of the Company are:

  Spirent House
  Crawley Business Quarter
  Fleming Way
  Crawley
  West Sussex
  RH10 9QL

  Facsimile no:            01293 767944
  For the attention of: Group Treasurer

    or (for all notices in respect of a Default):

  Facsimile no:            01293 767929
  For the attention of: Company Secretary

    or such other as the Company may notify to the Agent by not less than 5 Business Days' notice.

  (c)
  The address and facsimile number of the Agent are:

  Level 24
  8 Canada Square
  London E14 5HQ

  Facsimile no:            020 7991 4348
  For the attention of: Corporate Trust and Loans Agency

    or such other as the Agent may notify to the other Parties by not less than 5 Business Days' notice.

  (d)
  All notices from or to an Obligor shall be sent through the Agent.

  (e)
  The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause.

  (f)
  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent for the purpose of executing, giving and receiving any document (including a Finance Document), notice or other communication in connection with this Agreement.

35.   LANGUAGE

  (a)
  Any notice given under or in connection with any Finance Document shall be in English.

  (b)
  All other documents provided under or in connection with any Finance Document shall be:

  (i)
  in English; or

  (ii)
  if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.   JURISDICTION

36.1 Submission

        For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

36.2 Service of process

  (a)
  Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

  (i)
  irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

  (ii)
  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

    (iii)
    consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices).

36.3 Forum convenience and enforcement abroad

        Each Obligor:

  (a)
  waives objection to the English and New York State and Federal courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

  (b)
  agrees that a judgment or order of an English or New York State or Federal court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4 Non-exclusivity

        Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

  (a)
  in any other court of competent jurisdiction; or

  (b)
  concurrently in more than one jurisdiction.

37.   GOVERNING LAW

        This Agreement is governed by English law.

38.   WAIVER OF JURY TRIAL

        THE OBLIGORS AND THE FINANCE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCE DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Banks	Commitments £
Commerzbank AG, London Branch	£6,000,000

Lloyds TSB Bank plc	£6,000,000

HSBC Bank plc	£6,000,000

The Royal Bank of Scotland plc	£6,000,000

Bank One NA London	£4,000,000

Svenska Handelsbanken AB (publ)	£2,000,000

Total Commitments	£30,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED PRIOR TO DELIVERY OF FIRST REQUEST

Company

1.
A copy of the constitutional documents of the Company or a certificate confirming that there has been no change since they were last given to the Agent under the Existing Facility.

2.
A copy of a resolution of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Agreement.

3.
A specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any Request, Selection Notice or any other document or notice in connection with any Finance Document.

4.
A certificate of an authorised signatory of the Company certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.
A legal opinion of Allen & Overy, legal advisers in England to the Arrangers and the Facility Agent.

Each Initial Guarantor

6.
A Guarantor Accession Agreement, duly executed as a deed (where applicable) by the Initial Guarantor and the Company.

7.
A copy of the constitutional documents of the Initial Guarantor or a certificate confirming that there has been no change since they were last given to the Agent under the Existing Facility.

8.
A copy of a resolution of the board of directors of the Initial Guarantor:

(a)
approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement;

(b)
authorising a specified person or persons to execute the Guarantor Accession Agreement on its behalf; and

(c)
authorising a specified person or persons, on its behalf to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Agreement.

9.
If lawyers in the jurisdiction of the Initial Guarantor have advised the Agent to obtain such a resolution, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Initial Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

10.
A certificate of an authorised signatory of the Initial Guarantor confirming that the execution by the Initial Guarantor of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

11.
A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

12.
The latest accounts (audited if produced) of the Initial Guarantor unless already given under Clause 19.2 (Financial Information) of the Existing Facility.

13.
A certificate of an authorised signatory of the Initial Guarantor certifying that each copy document specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

14.
If applicable, a copy of all resolutions, written decisions, declarations, certificates of incorporation and re-registration and other documents required to ensure compliance with sections 151 to 158 of the Companies Act 1985 including an auditor's report from an auditor acceptable to the Agent, addressed to the Company and the Finance Parties, together with a letter from the Company confirming that it will register the relevant documents at Companies House.

15.
A legal opinion of Allen & Overy and lawyers, acceptable to the Agent, in the jurisdiction of incorporation of the Initial Guarantor addressed to the Finance Parties.

Other documents and evidence

1.
Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

2.
Evidence that the Existing Facility will be prepaid and cancelled in full on or by the first Drawdown Date.

3.
A copy of the amended Noteholders Agreement.

4.
A copy of any other authorisation or other document, opinion or assurance which the Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

PART 2

TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.
A Borrower Accession Agreement, duly executed by the Additional Borrower and the Company.

2.
A copy of the constitutional documents of the Additional Borrower.

3.
If the Additional Borrower is incorporated in the U.S., a Certificate of Good Standing from the Secretary of State of the state of incorporation of that Additional Borrower dated not more than 5 Business Days prior to the date of the relevant Borrower Accession Agreement.

4.
A copy of a resolution of the board of directors of the Additional Borrower:

(a)
approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

(b)
authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

5.
A certificate of an authorised signatory of the Additional Borrower confirming that the execution by the Additional Borrower of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

6.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

7.
The latest accounts (audited if produced) of the Additional Borrower.

8.
A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in Part 2 of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9.
A legal opinion of each of Allen & Overy and lawyers acceptable to the Agent in the jurisdiction of incorporation of the Additional Borrower, addressed to the Finance Parties.

10.
A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

PART 3

TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1.
A Guarantor Accession Agreement, duly executed as a deed by the Additional Guarantor and the Company.

2.
A copy of the constitutional documents of the Additional Guarantor.

3.
A copy of a resolution of the board of directors of the Additional Guarantor:

(a)
approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement;

(b)
authorising a specified person or persons to execute the Guarantor Accession Agreement on its behalf; and

(c)
authorising a specified person or persons, on its behalf to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Agreement.

4.
If lawyers in the jurisdiction of the Additional Guarantor have advised the Agent to obtain such a resolution, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5.
A certificate of an authorised signatory of the Additional Guarantor confirming that the execution by the Additional Guarantor of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

6.
A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

7.
The latest accounts (audited if produced) of the Additional Guarantor.

8.
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in this Part 3 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

9.
If applicable, a copy of all resolutions, written decisions, declarations, certificates of incorporation and re-registration and other documents required to ensure compliance with sections 151 to 158 of the Companies Act 1985 including an auditor's report from an auditor acceptable to the Agent, addressed to the Company and the Finance Parties, together with a letter from the Company confirming that it will register the relevant documents at Companies House.

10.
A legal opinion of Allen & Overy and lawyers, acceptable to the Agent, in the jurisdiction of incorporation of the Additional Guarantor addressed to the Finance Parties.

11.
A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

CALCULATION OF THE MANDATORY COST

  (a)
  The Mandatory Cost for a Loan for its Interest Period or each of its Interest Periods, as appropriate, is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

    In relation to a Loan denominated in Sterling:

AB + C(B-D) + E × 0.01% per annum	= Mandatory Cost
100-(A + C)

in relation to any other Loan:

E × 0.01% per annum	= Mandatory Cost
300

    where on the day of application of the formula:

    A
    is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

    B
    is LIBOR as appropriate for the relevant Interest Period;

    C
    is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

    D
    is the interest rate per annum allowed by the Bank of England on special deposits; and

    E
    is calculated by the Agent as being the average of the rates of charge supplied by the Reference Banks to the Agent under paragraph (d) below and expressed in pounds per £1 million.

  (b)
  For the purposes of this Schedule 3:

  (i)
  eligible liabilities and special deposits have the meanings given to them at the time of application of the formula by the Bank of England; and

  (ii)
  tariff base has the meaning given to it in the fees rules;

  (iii)
  fees rules means the then current rules of periodic fees in the Supervision Manual of the FSA Handbook.

  (c)
  In the application of the formula, A, B, C and D are included in the formula as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 × 15. A negative result obtained by subtracting D from B is taken as zero.

(d)	(i)	Each Reference Bank must supply to the Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules (calculated by that Reference Bank as being the average of the rates of charge applicable to that Reference Bank but, for this purpose, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per £1 million of the tariff base of that Reference Bank.
	(ii)	Each Reference Bank must promptly notify the Agent of any change to the rate of charge.
(e)	(i)
Each Bank and each Reference Bank must supply to the Agent the information required by it to make a calculation of the rate for that Bank or Reference Bank. The Agent may assume that this information is correct in all respects.
    (ii)
    If a Bank or a Reference Bank fails to do so, the Agent may assume that the Bank's or that Reference Bank's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

    (iii)
    The Agent has no liability to any Party if its calculation over or under compensates any Bank.

3.     For a Bank lending from a Facility Office in a Participating Member State

  (a)
  The relevant rate for a Bank lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Bank to the Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

  (b)
  If a Bank fails to specify a rate under paragraph (a) above, the Agent will assume that the Bank has not incurred any such cost.

4.     Changes

  (a)
  The Agent may, after consultation with the Company and the Banks, notify all the Parties of any amendment to this Schedule which is required to reflect:

  (i)
  any change in law or regulation; or

  (ii)
  any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

  (b)
  Notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

SCHEDULE 4

FORM OF NOTICES

PART 1

FORM OF REQUEST

(BY LETTER OR BY FAX)

        To: HSBC Bank plc as Agent

        From: [BORROWER]

        Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [            ], 2004

1.
We wish to utilise the Facility by way of a [Term Loan/Revolving Credit Loan]as follows:

(a)
Drawdown Date: [                        ]1

(b)
Amount and currency: [                        ]2

(c)
Interest Period: [                        ].3

2.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

By:

        [BORROWER]

1
To be completed in accordance with Clause 5.2 (Completion of Requests).
2
To be completed in accordance with Clause 5.2 (Completion of Requests).
3
To be completed in accordance with Clause 5.2 (Completion of Requests).

PART 2

FORM OF SELECTION NOTICE

(BY LETTER OR BY FAX)

        To: HSBC Bank plc as Agent

        From: [BORROWER]

        Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [            ], 2004

1.
We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.
We refer to the following Loan[s] with an Interest Period ending on [            ]*.

3.
We request that the next Interest Period for the above Loan[s] is [    ]

4.
This Selection Notice is irrevocable.

By:

        [BORROWER]

*
Insert details of all Loans which have an Interest Period ending on the same date.

SCHEDULE 5

FORMS OF ACCESSION DOCUMENTS

PART 1

NOVATION CERTIFICATE

        To: HSBC Bank plc as Agent`

        From: [THE EXISTING BANK] and [THE NEW BANK]                Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [            ], 2004

        We refer to Clause 28.3 (Procedure for novations).

1.
We [                        ] (the Existing Bank) and [                        ] (the New Bank) agree to the Existing Bank and the New Bank novating all or part of the Existing Bank's Commitments, rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2.
The specified date for the purposes of Clause 28.3(c) (Procedure for novations) is [date of novation].

3.
The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.
This Novation Certificate is governed by English law.

THE SCHEDULE

Commitments/rights and obligations to be novated

[insert relevant details].

[Existing Bank]	[New Bank]

By:	By:

Date:	Date:

[New Bank]

[Facility Office	Address for notices]

HSBC Investment Bank plc

By:

Date:

PART 2

BORROWER ACCESSION AGREEMENT

To: HSBC Bank plc as Agent

From: [PROPOSED BORROWER] and SPIRENT plc

        Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [            ], 2004 (the Credit Agreement)

We refer to Clause 28.5 (Additional Borrowers).

We, [name of proposed borrower] of [Registered Office] (Registered no. [                        ]), agree to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.5 (Additional Borrowers).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[                                                                                                                                                                      ]

We, [name of proposed borrower] and Spirent plc, confirm that the representations and warranties set out in Clause 18 (Representations and warranties) deemed to be made on the date of this Agreement are correct on the date of this Agreement.

This Agreement is governed by English law.

By:

[PROPOSED BORROWER]

Authorised Signatory

By:

SPIRENT plc

PART 3

GUARANTOR ACCESSION AGREEMENT

To: HSBC Bank plc as Agent

From: [PROPOSED GUARANTOR] and SPIRENT plc

        Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [            ], 2004 (the Credit Agreement)

We refer to Clause 28.6 (Additional Guarantors) of the Credit Agreement.

We, [name of proposed guarantor] of [Registered Office] (Registered no. [                        ]), agree to become a Guarantor and to be bound by the terms of the Credit Agreement as a Guarantor in accordance with Clause 28.6 (Additional Guarantors).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) of the Credit Agreement is:

[                                                                                                                     ]

We, [name of proposed guarantor] and Spirent plc, confirm that the representations and warranties set out in Clause 18 (Representations and warranties) of the Credit Agreement deemed to be made on the date of this Agreement are correct on the date of this Agreement.

This Agreement is entered into as a deed and is governed by English law.

[APPLICABLE EXECUTION CLAUSE FOR ADDITIONAL GUARANTOR FOR SIGNING DEEDS]

By:

SPIRENT plc

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

        To: HSBC Bank plc as Agent

        From: Spirent plc

        Date: [                        ]

        SPIRENT plc—£30,000,000 Credit Agreement dated [            ], 2004 (the Credit Agreement)

        This is a Compliance Certificate.

        We confirm that:

  (a)
  as at [                        ] (the testing date), Consolidated Net Debt was £[                        ] and Consolidated EBITDA was £ [                        ]; therefore, the ratio of Consolidated Net Debt to Consolidated EBITDA was [                        ] to 1; the maximum ratio permitted under Clause 19.10(a)(i) (Financial covenants) at the testing date is 2.25 to 1; and

  (b)
  as at the testing date, Consolidated EBITA was £[                        ] and Consolidated Net Interest Expense is £[                        ]; therefore, the ratio of Consolidated EBITA to Consolidated Net Interest Expense is [                        ] to 1; the minimum ratio permitted under Clause 19.10(a)(ii) (Financial covenants) at the testing date is 2.5 to 1; and

  (c)
  Consolidated Net Worth is £[                        ];

  (d)
  the following companies are Material Subsidiaries:

  [                                                                                                  ]; and

  (e)
  Percentage of Consolidated EBIT and Consolidated Total Assets provided by the Company and these Material Subsidiaries is [                        ] and [                        ].

By:

SPIRENT plc

SCHEDULE 7

FORM OF MARGIN CERTIFICATE

To: HSBC Bank plc as Agent

From: Spirent plc

        Date: [                        ]

SPIRENT plc—£30,000,000
Credit Agreement dated [    ], 2004 (the Credit Agreement)

This is a Margin Certificate.

We confirm that as at [                        ], Consolidated Net Debt was £ [                        ] and Consolidated EBITDA was £[                        ] and therefore the ratio of Consolidated Net Debt to Consolidated EBITDA was [                        ] to 1. Accordingly the applicable Margin is, in accordance with Clause 9.5 (Adjustment of the Margin), [            ] per cent. per annum.

By:

SPIRENT plc

SCHEDULE 8

EXISTING PREFERRED INDEBTEDNESS

SUMMARY OF PREFERRED INDEBTEDNESS AND SECURITY INTERESTS
AS AT 31st DECEMBER, 2002

	TOTAL O/DRAFT FACILITIES AVAILABLE	TOTAL LOAN FACILITIES AVAILABLE	OVERDRAFT BALANCE AS AT 31-Dec-02	LOAN BALANCE AS AT 31-Dec-02	TOTAL O'STDING 31-Dec-02
	(000)	(000)	(000)	(000)	(000)
SECURED	2,154	4,357	492	4,357	4,849
UNSECURED	7,640	330,361	88	232,131	232,219
FINANCE LEASES	9,479	9,479

TOTAL	9,794	334,718	580	245,967	246,547

UNSECURED SPIRENT PLC INDEBTEDNESS	6,131	329,860	88	231,630	231,718
TOTAL SUBSIDIARY FINANCIAL INDEBTEDNESS	3,663	4,858	492	14,337	£14,829

SCHEDULE 9

SUBSIDIARIES

PART 1

MATERIAL SUBSIDIARIES

Spirent Communications of Rockville, Inc.
Spirent Communications Inc.
HellermannTyton GmbH
PG International Plc
HellermannTyton Corporation
HellermannTyton Data Ltd.
Hellerman Tyton SA
PG Drives Technology Inc.
Spirent Communications of Ottawa Ltd.
HellermannTyton Canada Incorporated
Spirent Communications Limited
Spirent Communications (Scotland) Limited
Spirent Holdings Corporation
Spirent International Inc.
Spirent Plc

PART 2

INITIAL GUARANTORS

Spirent Communications of Rockville, Inc.
Spirent Communications Inc.
Spirent Communications of Ottawa Ltd.
HellermannTyton Corporation
HellermannTyton Canada Incorporated
PG Drives Technology Inc.
PG International plc
HellermannTyton Data Ltd.
Spirent Communications (Scotland) Limited
Spirent Communications (SW) Limited
Spirent Communications Limited
Spirent Holdings Corporation
Spirent International Inc.
Spirent Financing Corporation
Netcom Systems Holding Corporation
Spirent Overseas Limited
Reorg Co I, Inc.
Reorg Co II, Inc

SIGNATORIES

Company

        SPIRENT plc

        By:

Arrangers

        HSBC BANK plc

        By:

        LLOYDS TSB BANK plc

        By:

        COMMERZBANK AG

        By:

        THE ROYAL BANK OF SCOTLAND plc

        By:

Banks

        COMMERZBANK AG, London Branch

        By:

        LLOYDS TSB BANK plc

        By:

        HSBC BANK plc

        By:

        THE ROYAL BANK OF SCOTLAND plc

        By:

        BANK ONE NA London

        By:

        SVENSKA HANDELSBANKEN AB (publ)

        By:

Agent

        HSBC BANK plc

        By:

QuickLinks

  Exhibit 4.1
CONTENTS
SCHEDULE 1 ORIGINAL PARTIES
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS PART 1 TO BE DELIVERED PRIOR TO DELIVERY OF FIRST REQUEST
PART 2 TO BE DELIVERED BY AN ADDITIONAL BORROWER
PART 3 TO BE DELIVERED BY AN ADDITIONAL GUARANTOR
SCHEDULE 3 CALCULATION OF THE MANDATORY COST
SCHEDULE 4 FORM OF NOTICES PART 1 FORM OF REQUEST (BY LETTER OR BY FAX)
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004
PART 2 FORM OF SELECTION NOTICE (BY LETTER OR BY FAX)
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004
SCHEDULE 5 FORMS OF ACCESSION DOCUMENTS PART 1 NOVATION CERTIFICATE
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004
THE SCHEDULE Commitments/rights and obligations to be novated
PART 2 BORROWER ACCESSION AGREEMENT
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004 (the Credit Agreement)
PART 3 GUARANTOR ACCESSION AGREEMENT
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004 (the Credit Agreement)
SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 7 FORM OF MARGIN CERTIFICATE
SPIRENT plc—£30,000,000 Credit Agreement dated [ ], 2004 (the Credit Agreement)
SCHEDULE 8 EXISTING PREFERRED INDEBTEDNESS SUMMARY OF PREFERRED INDEBTEDNESS AND SECURITY INTERESTS AS AT 31st DECEMBER, 2002
SCHEDULE 9 SUBSIDIARIES PART 1 MATERIAL SUBSIDIARIES
PART 2 INITIAL GUARANTORS
SIGNATORIES